Exhibit 4

                                  NEXMED, INC.

                                       and

                  NORWEST BANK MINNESOTA, N.A., as Rights Agent

                          SHAREHOLDER RIGHTS AGREEMENT

                                   Dated as of

                                  April 3, 2000

                                TABLE OF CONTENTS

1.  Certain Definitions ...................................................    1
2.  Appointment of Rights Agent ...........................................    5
3.  Issuance of Rights Certificates .......................................    5
4.  Form of Rights Certificates ...........................................    7
5.  Countersignature and Registration .....................................    8
6.  Transfer, Splitup, Combination and Exchange of Rights Certificates;
      Mutilated, Destroyed, Lost or Stolen Rights Certificates ............    8
7.  Exercise of Rights; Purchase Price; Expiration Date of Rights .........    9
8.  Cancellation and Destruction of Rights Certificates ...................   11
9.  Reservation and Availability of Capital Stock .........................   11
10. Preferred Stock Record Date ...........................................   12
11. Adjustment of Purchase Price, Number and Kind of Shares or Number
      of Rights ...........................................................   13
12. Certificate of Adjusted Purchase Price or Number of Shares ............   21
13. Consolidation, Merger or Sale or Transfer of Assets or Earning Power ..   21
14. Fractional Rights and Fractional Shares ...............................   23
15. Rights of Action ......................................................   24
16. Agreement of Rights Holders ...........................................   25
17. Rights Certificate Holder Not Deemed a Shareholder ....................   25
18. Concerning the Rights Agent ...........................................   26
19. Merger or Consolidation or Change of Name of Rights Agent .............   26
20. Duties of Rights Agent ................................................   27
21. Change of Rights Agent ................................................   29
22. Issuance of New Rights Certificates ...................................   30
23. Redemption and Termination ............................................   30
24. Exchange ..............................................................   31
25. Notice of Certain Events ..............................................   32
26. Notices ...............................................................   33
27. Supplements and Amendments ............................................   34
28. Successors ............................................................   34
29. Determinations and Actions by the Board of Directors, etc .............   35
30. Benefits of This Agreement ............................................   35
31. Severability ..........................................................   35
32. Governing Law .........................................................   36
33. Counterparts ..........................................................   36
34. Descriptive Headings ..................................................   36

EXHIBITS

Exhibit A  --  Form of Rights Certificate
Exhibit B  --  Form of Summary of Rights
Exhibit C  --  Form of Certificate of Designations

                                RIGHTS AGREEMENT

      THIS RIGHTS AGREEMENT, dated as of April 3, 2000 (the "Agreement"), between NexMed, Inc., a Nevada corporation (the "Company"), and Norwest Bank Minnesota, N.A. (the "Rights Agent").

                              W I T N E S S E T H:

      WHEREAS, on April 3, 2000 the Board of Directors of the Company authorized and declared a dividend of one preferred share purchase right (each, a "Right" and, collectively, the "Rights") for each share of Common Stock of the Company outstanding at the close of business on April 21, 2000 (the "Record Date"), each Right representing the right to purchase one one-hundredth (1/100) of a share of Preferred Stock, upon the terms and subject to the conditions set forth in this Agreement, and further authorized and directed the issuance of one Right with respect to each share of Common Stock that shall become outstanding between the Record Date and the earlier of the Distribution Date and the Expiration Date.

      NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

      1. Certain Definitions. For purposes of this Agreement, the following terms have the meanings indicated:

      (a) "Acquiring Person" shall mean any Person who or which, together with all Affiliates and Associates of such Person, shall be the Beneficial Owner of 15% or more of the shares of Common Stock then outstanding, but shall not include (i) the Company, (ii) any Subsidiary of the Company, (iii) any employee benefit plan of the Company or of any Subsidiary of the Company, (iv) any Person organized, appointed or established by the Company for or pursuant to the terms of any such plan, or (v) the Grandfathered Stockholder. Notwithstanding the foregoing, no person shall be deemed to be an "Acquiring Person" as a result of the acquisition of shares of Common Stock by the Company which, by reducing the number of shares of Common Stock outstanding, increases the proportional number of shares beneficially owned by such Person together with all Affiliates and Associates of such Person; provided, however, that if a Person becomes the Beneficial Owner of 15% or more of the shares of Common Stock then outstanding, or the Grandfathered Stockholder becomes the Beneficial Owner of more than 25% of the shares of Common Stock then outstanding, by reason of the Company's acquisition of shares of Common Stock, and thereafter becomes the Beneficial Owner of additional shares of Common Stock, then such Person shall be deemed an "Acquiring Person." Notwithstanding the first sentence of this Section 1(a), no person shall be deemed to be an "Acquiring Person" if the Board of Directors of the Company determines in good faith that such Person became the Beneficial Owner of 15% or more (or, in the case of the Grandfathered Stockholder, more than 25%) of the shares of Common Stock then outstanding inadvertently and such Person divests, as promptly as practicable after receipt of a written notice from the

Company, a sufficient number of shares of Common Stock so that such Person is no longer the Beneficial Owner of 15% or more (or, in the case of the Grandfathered Stockholder, more than 25%) of the shares of Common Stock then outstanding.

      (b) "Act" shall mean the Securities Act of 1933, as amended and as in effect on the date of this Agreement.

      (c) "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Exchange Act.

      (d) A Person shall be deemed the "Beneficial Owner" of, and shall be deemed to "beneficially own," any securities:

            (1) which such Person or any of such Person's Affiliates or Associates beneficially owns, directly or indirectly;

            (2) which such Person or any of such Person's Affiliates or Associates, directly or indirectly, has the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (whether or not in writing) or upon the exercise of conversion rights, exchange rights, rights (other than the Rights), warrants or options, or otherwise; provided, however, that a Person shall not be deemed the "Beneficial Owner" of, or to "beneficially own," securities tendered pursuant to a tender or exchange offer made by such Person or any of such Person's Affiliates or Associates until such tendered securities are accepted for purchase or exchange;

            (3) which such Person or any of such Person's Affiliates or Associates, directly or indirectly, has the right to vote or dispose of or has "beneficial ownership" of (as determined pursuant to Rule 13d-3 of the General Rules and Regulations under the Exchange Act), including pursuant to any agreement, arrangement or understanding, (whether or not in writing); provided, however, that a Person shall not be deemed the "Beneficial Owner" of, or to "beneficially own," any security under this subparagraph (ii) as a result of an agreement, arrangement or understanding to vote such security if such agreement, arrangement or understanding: (A) arises solely from a revocable proxy given in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable provisions of the General Rules and Regulations under the Exchange Act, and (B) is not also then reportable by such Person on
Schedule 13D under the Exchange Act (or any comparable or successor report); or

            (4) which are beneficially owned, directly or indirectly, by any other Person (or any Affiliate or Associate thereof) with which such Person (or any of such Person's Affiliates or Associates) has any agreement, arrangement or understanding (whether or not in writing), for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy as described in the proviso to subparagraph (ii) of this paragraph (d)) or disposing of any voting securities of the Company; provided, however, that nothing in this paragraph (d) shall cause a person engaged in business as an underwriter of securities to be the "Beneficial Owner" of, or to "beneficially own," any securities acquired through such person's participation in good faith in a firm commitment underwriting until the expiration of forty days after the date of such acquisition.

      Notwithstanding anything in this definition of Beneficial Owner to the contrary, the phrase "then outstanding," when used with reference to a Person's beneficial ownership of securities of the Company, shall mean the number of such securities then issued and outstanding together with the number of such securities not then actually issued and outstanding which such Person would be deemed to own beneficially hereunder.

      Notwithstanding the foregoing, none of the Company's directors or officers shall be deemed to be the Beneficial Owner of, or to beneficially own, any Common Stock owned by any other director or officer of the Company solely by virtue of such Persons acting in their capacities as such, including, without limitation, in connection with any formulation and publication of the Board of Directors' recommendation of a position, and any actions taken in furtherance thereof, with respect to any acquisition proposal relating to the Company, a tender or exchange offer for any Common Stock or any solicitation of proxies with respect to any Common Stock.

      (e) "Agreement" shall mean this Rights Agreement.

      (f) "Business Day" shall mean any day other than a Saturday, Sunday or United States federal holiday.

      (g) "Close of Business" on any given date shall mean 5:00 P.M., eastern standard time on such date; provided, however, that if such date is not a Business Day it shall mean 5:00 p.m., eastern standard time on the next succeeding Business Day.

      (h) "Common Stock" shall mean the common stock, $.001 par value, of the Company, except that "Common Stock" when used with reference to any Person other than the Company shall mean the capital stock of such Person with the greatest aggregate voting power, or the equity securities or other equity interests having power to control or direct the management, of such Person.

      (i) "Company" shall mean NexMed, Inc., a Nevada corporation.

      (j) "Common Stock Equivalents" shall have the meaning set forth in Section 11(a)(iii) hereof.

      (k) "Current Market Price" shall have the meaning set forth in Section 11(d)(i) hereof.

      (l) "Current Value" shall have the meaning set forth in Section 11(a)(iii) hereof.

      (m) "Distribution Date" shall have the meaning set forth in Section 3(a) hereof.

      (n) "Equivalent Preferred Stock" shall have the meaning set forth in
Section 11(b) hereof.

      (o) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended and as in effect on the date of this Agreement.

      (p) "Exchange Ratio" shall have the meaning set forth in Section 24 hereof.

      (q) "Expiration Date" shall mean the earlier of (i) the Final Expiration Date or (ii) the Redemption Date.

      (r) "Final Expiration Date" shall mean the Close of Business on April 3, 2010, unless extended by the Board of Directors of the Company as provided in
Section 27 hereof.

      (s) "Grandfathered Stockholder" shall mean Dr. Y. Joseph Mo ("Dr. Mo"), who is the Beneficial Owner of approximately 12.12% of the outstanding shares of the Common Stock as of the date of this Agreement, and his executors, administrators or the legal representatives of his estate, his heirs, distributees and beneficiaries (but solely in their capacities as such), any trust as to which he is a settlor or co-settlor or established for the primary benefit of any of the foregoing, any foundation to which any of the foregoing has transferred or may transfer securities of the Company, and any other Affiliate or Associate of any of Dr. Mo (collectively with Dr. Mo, the "Mo Entities"); provided, however, that the Mo Entities shall not be a Grandfathered Stockholder if any of them becomes the beneficial owner of shares of Common Stock that would increase the aggregate beneficial ownership of the Mo Entities to more than 25% of the shares of Common Stock then outstanding.

      (t) "Person" shall mean any individual, firm, corporation, partnership, company or other entity.

      (u) "Preferred Stock" shall mean shares of the Company's Series A Junior Participating Preferred Stock, having the relative rights, powers, privileges, preferences and limitations set forth in the Certificate of Designations attached as Exhibit C hereto, and, to the extent that there is not a sufficient number of shares of Preferred Stock authorized to permit the full exercise of the Rights, any other series of the Preferred Stock of the Company designated for such purpose containing terms substantially similar to the terms of the Series A Junior Participating Preferred Stock.

      (u) "Principal Party" shall have the meaning set forth in Section 13(b) hereof.

      (v) "Purchase Price" shall have the meaning set forth in Section 4(a) hereof.

      (w) "Record Date" shall have the meaning set forth in the WHEREAS clause at the beginning of this Agreement.

      (x) "Redemption Date" shall mean the time at which the Rights are redeemed as provided in Section 23 of this Agreement.

      (y) "Redemption Price" shall have the meaning set forth in Section 23(a) hereof.

      (z) "Rights" shall have the meaning set forth in the WHEREAS clause at the beginning of this Agreement.

      (aa) "Rights Agent" shall mean Norwest Bank Minnesota, N.A. or any Person that succeeds or replaces it in accordance with the provisions of Section 21 of this Agreement.

      (bb) "Rights Certificate" shall have the meaning set forth in Section 3(a) hereof.

      (cc) "Section 11(a)(ii) Event" shall mean any event described in Section 11(a)(ii) hereof.

      (dd) "Section 11(a)(ii) Trigger Date" shall have the meaning set forth in
Section 11(a)(iii) hereof.

      (ee) "Section 13 Event" shall mean any event described in clause (x), (y) or (z) of Section 13(a) hereof.

      (ff) "Spread" shall have the meaning set forth in Section 11(a)(iii) hereof.

      (gg) "Stock Acquisition Date" shall mean the first date of a public announcement which, for purposes of this definition, shall include, without limitation, a report filed pursuant to Section 13(d) under the Exchange Act, by the Company or an Acquiring Person that an Acquiring Person has become such.

      (hh) "Subsidiary" shall mean, with reference to any Person, any firm, corporation, partnership, company or other entity of which an amount of voting securities sufficient to elect at least a majority of the directors, managers, trustees or similar persons of such entity is beneficially owned, directly or indirectly, by such Person, or otherwise controlled by such Person.

      (ii) "Substitution Period" shall have the meaning set forth in Section 11(a)(iii) hereof.

      (jj) "Trading Day" shall have the meaning set forth in Section 11(d)(i) hereof.

      (kk) "Triggering Event" shall mean any Section 11(a)(ii) Event or any
Section 13 Event.

2. Appointment of Rights Agent. The Company hereby appoints the Rights Agent to act as agent for the Company and the holders of the Rights (who, in accordance with Section 3 hereof, shall, prior to the Distribution Date, also be the holders of the Common Stock) in accordance with the terms and conditions hereof,and the Rights Agent hereby accepts such appointment. The Company may from time to time appoint such co-Rights Agents as it may deem necessary or desirable.

3. Issuance of Rights Certificates.

      (a) Until the earlier of (i) the Close of Business on the tenth Business Day after the Stock Acquisition Date and (ii) the Close of Business on the tenth Business Day after the date that a tender or exchange offer by any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or of any Subsidiary of the Company, or any Person organized, appointed or established by the Company for or pursuant to the terms of any such plan) is first published or sent or given within the meaning of Rule 14d-2(a) of the General Rules and Regulations under the Exchange Act, if upon consummation thereof such Person would be an Acquiring Person (the earlier of (i) and (ii) being herein referred to as the "Distribution Date"), (x) the Rights will be evidenced (subject to the provisions of paragraph (b) of this Section 3) by the certificates for the Common Stock registered in the names of the holders of the Common Stock (which certificates for Common Stock shall be deemed also to be certificates for Rights) and not by separate certificates, and (y) the Rights will be transferable only in connection with the transfer of the underlying shares of Common Stock (including a transfer to the Company); provided, however, that if a tender or exchange offer is terminated prior to the occurrence of a Distribution Date, then no Distribution Date shall occur as a result of such tender or exchange offer. As soon as practicable after the Distribution Date, the Rights Agent will send by first-class, insured, postage prepaid mail, to each record holder of the Common Stock as of the Close of Business on the Distribution Date, at the address of such holder shown on the records of the Company, a certificate in substantially the form of Exhibit A attached hereto (a "Rights Certificate"), evidencing one Right for each share of Common Stock so held, subject to adjustment as provided herein. In the event that an adjustment in the number of Rights per share of Common Stock has been made pursuant to
Section 11(o) hereof, at the time of distribution of the Right Certificates, the Company shall make the necessary and appropriate rounding adjustments (in accordance with Section 14(a) hereof) so that Rights Certificates representing only whole numbers of Rights are distributed and cash is paid in lieu of any fractional Rights. As of and after the Distribution Date, the Rights will be evidenced solely by such Rights Certificates.

      (b) As promptly as practicable following the Record Date, the Company will send a copy of the Summary of Rights to Purchase Preferred Stock, in substantially the form attached hereto as Exhibit B, by first-class, postage prepaid mail, to each record holder of the Common Stock as of the Close of Business on the Record Date, at the address of such holder shown on the records of the Company. With respect to certificates for the Common Stock outstanding as of the Record Date, until the earlier of the Distribution Date or the Expiration Date, the Rights will be evidenced by such certificates for the Common Stock and the registered holders of the Common Stock shall also be the registered holders of the associated Rights. Until the earlier of the Distribution Date or the Expiration Date, the transfer of any certificates representing shares of

Common Stock in respect of which Rights have been issued shall also constitute the transfer of the Rights associated with such shares of Common Stock.

      (c) Rights shall be issued in respect of all shares of Common Stock which are issued after the Record Date but prior to the earlier of the Distribution Date or the Expiration Date. Certificates representing such shares of Common Stock shall also be deemed to be certificates for Rights, and certificates issued after the Record Date shall bear the following legend:

      This certificate also evidences and entitles the holder hereof to certain Rights as set forth in the Rights Agreement between NexMed, Inc. (the "Company") and Norwest Bank Minnesota, N.A. (the "Rights Agent") dated as of April 3, 2000 (the "Rights Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal office of the Company. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. The Company will mail to the holder of this certificate a copy of the Rights Agreement, as in effect on the date of mailing, without charge promptly after receipt of a written request therefor. Under certain circumstances set forth in the Rights Agreement, Rights issued to, or held by, any Person who is, was or becomes an Acquiring Person or any Affiliate or Associate thereof (as such terms are defined in the Rights Agreement), whether currently held by or on behalf of such Person or by any subsequent holder, may become null and void.

With respect to such certificates containing the foregoing legend, until the earlier of (i) the Distribution Date or (ii) the Expiration Date, the Rights associated with the Common Stock represented by such certificates shall be evidenced by such Certificates alone and registered holders of Common Stock shall also be the registered holders of the associated Rights, and the transfer of any of such certificates shall also constitute the transfer of the Rights associated with the Common Stock represented by such certificates.

4. Form of Rights Certificates.

      (a) The Rights Certificates (and the forms of election to purchase shares and of assignment to be printed on the reverse thereof) shall each be substantially in the form set forth in Exhibit A hereto and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Rights may from time to time be listed, or to conform to usage. Subject to the provisions of Section 11 and Section 22 hereof, the Rights Certificates, whenever distributed, shall be dated as of the Record Date and on their face shall entitle the holders thereof to purchase such number of one one-hundredths of a share of Preferred Stock as shall be set forth therein at the price set forth therein (such exercise price per one one-hundredths of a share, the "Purchase Price"), but the amount and type of securities purchasable upon the exercise of each Right and the Purchase Price thereof shall be subject to adjustment as provided herein.

      (b) Any Rights Certificate issued pursuant to Section 3(a) or Section 22 hereof that represents Rights beneficially owned by any Person known to be: (i) an Acquiring Person or any Associate or Affiliate of an Acquiring Person; (ii) a transferee of an Acquiring Person or of any Associate or Affiliate of an Acquiring Person who becomes a transferee after the Acquiring Person becomes such; or (iii) a transferee of an Acquiring Person or of any Associate or Affiliate of an Acquiring Person who becomes a transferee prior to or concurrently with the Acquiring Person becoming such and receives such Rights pursuant to either (A) a transfer (whether or not for consideration) from the Acquiring Person or any Associate of Affiliate of an Acquiring Person to holders of equity interests in such Acquiring Person or any Associate or Affiliate of an Acquiring Person or to any Person with whom such Acquiring Person or any Associate or Affiliate of an Acquiring Person has any continuing agreement, arrangement or understanding regarding the transferred Rights or (B) a transfer which the Board of Directors of the Company has determined is part of a plan, arrangement or understanding which has as a primary purpose or effect avoidance of Section 7(e) hereof, and any Rights Certificate issued pursuant to Section 6 or Section 11 hereof upon transfer, exchange, replacement or adjustment of any other Rights Certificate referred to in this sentence, shall when issued contain (to the extent feasible in the circumstances) the following legend:

      The Rights represented by this Rights Certificate are or were beneficially owned by a Person who was or became an Acquiring Person or an Affiliate or Associate of an Acquiring Person (as such terms are defined in the Rights Agreement). Accordingly, this Rights Certificate and the Rights represented hereby may become null and void in the circumstances specified in Section 7(e) of the Rights Agreement.

5. Countersignature and Registration.

      (a) The Rights Certificates shall be executed on behalf of the Company by its President or any Vice President, either manually or by facsimile signature, and shall have affixed thereto the Company's seal or a facsimile thereof which shall be attested by the Secretary or an Assistant Secretary of the Company, either manually or by facsimile signature. The Rights Certificates shall be countersigned by the Rights Agent, manually or by facsimile signature, and shall not be valid for any purpose unless so countersigned. In case any officer of the Company who shall have signed any of the Rights Certificates shall cease to be such officer of the Company before countersignature by the Rights Agent and issuance and delivery by the Company, such Rights Certificates, nevertheless, may be countersigned by the Rights Agent and issued and delivered by the Company with the same force and effect as though the person who signed such Rights Certificates had not ceased to be such officer of the Company; and any Rights Certificates may be signed on behalf of the Company by any person who, at the actual date of the execution of such Rights Certificate, shall be a proper officer of the Company to sign such Rights Certificate, although at the date of the execution of this Rights Agreement any such person was not such an officer.

      (b) Following the Distribution Date, the Rights Agent will keep or cause to be kept, at its office designated as the appropriate place for surrender of such Rights Certificates or transfer, books for registration and transfer of the Rights Certificates issued hereunder. Such books shall show the names and addresses of the respective holders of the Rights Certificates, the number of Rights evidenced on its face by each of the Rights Certificates and the certificate number and the date of each of the Rights Certificates.

6. Transfer, Splitup, Combination and Exchange of Rights Certificates; Mutilated, Destroyed, Lost or Stolen Rights Certificates.

      (a) Subject to the provisions of Section 4(b), Section 7(e) and Section 14 hereof, at any time after the Close of Business on the Distribution Date, and at or prior to the Close of Business on the Expiration Date, any Rights Certificate or Certificates may be transferred, split up, combined or exchanged for another Rights Certificate or Certificates, entitling the registered holder to purchase a like number of one one-hundredths of a share of Preferred Stock (or, following a Triggering Event, Common Stock, other securities, cash or other assets, as the case may be) as the Rights Certificate or Certificates surrendered then entitled such holder (or former holder in the case of a transfer) to purchase. Any registered holder desiring to transfer, split up, combine or exchange any Rights Certificate or Certificates shall make such request in writing delivered to the Rights Agent, and shall surrender the Rights Certificate or Certificates to be transferred, split up, combined or exchanged at the office of the Rights Agent designated for such purpose. Neither the Rights Agent nor the Company shall be obligated to take any action whatsoever with respect to the transfer of any such surrendered Rights Certificate until the registered holder shall have completed and signed the certificate contained in the form of assignment on the reverse side of such Rights Certificate and shall have provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Company shall reasonably request. Thereupon the Rights Agent shall, subject to Section 4(b), Section 7(e) and
Section 14 hereof, countersign and deliver to the Person entitled thereto a Rights Certificate or Rights Certificates, as the case may be, as so requested. The Company may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, splitup, combination or exchange of Rights Certificates.

      (b) Upon receipt by the Company and the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Rights Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to them, and reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancellation of the Rights Certificate if mutilated, the Company will execute and deliver a new Rights Certificate of like tenor to the Rights Agent for countersignature and delivery to the registered owner in lieu of the Rights Certificate so lost, stolen, destroyed or mutilated.

7. Exercise of Rights; Purchase Price; Expiration Date of Rights.

      (a) Subject to Section 7(e) hereof, the registered holder of any Rights Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein) in whole or in part at any time after the Distribution Date upon surrender of the Rights Certificate, with the form of election to purchase and the certificate on the reverse side thereof duly executed, to the Rights Agent at the office of the Rights Agent designated for such purpose, together with payment of the aggregate Purchase Price with respect to the total number of one one-hundredths of a share of Preferred Stock (or other securities, cash or other assets, as the case may be) as to which such surrendered Rights are then exercisable, at or prior to the Expiration Date.

      (b) The Purchase Price for each one one-hundredths of a share of Preferred Stock pursuant to the exercise of a Right shall initially be $100.00 and shall be subject to adjustment from time to time as provided in Sections 11 and 13(a) hereof and shall be payable in lawful money of the United States of America in accordance with paragraph (c) below.

      (c) Upon receipt of a Rights Certificate representing exercisable Rights, with the form of election to purchase and the certificate duly executed, accompanied by payment, with respect to each Right so exercised, of the Purchase Price per one one-hundredths of a share of Preferred Stock (or other shares, securities, cash or other assets, as the case may be) to be purchased as set forth below and an amount equal to any applicable transfer tax, the Rights Agent shall, subject to Section 20(k) hereof, thereupon promptly (i)(A) requisition from any transfer agent of the shares of Preferred Stock (or make available, if the Rights Agent is the transfer agent for such shares) certificates for the total number of one one-hundredths of a share of Preferred Stock to be purchased and the Company hereby irrevocably authorizes its transfer agent to comply with all such requests, or (B) if the Company, in its sole discretion, shall have elected to deposit the total number of shares of Preferred Stock issuable upon exercise of the Rights hereunder with a depositary agent, requisition from the depositary agent depositary receipts representing such number of one one-hundredths of a share of Preferred Stock as are to be purchased (in which case certificates for the shares of Preferred Stock represented by such receipts shall be deposited by the transfer agent with the depositary agent) and the Company will direct the depositary agent to comply with such request, (ii) requisition from the Company the amount of cash, if any, to be paid in lieu of fractional shares in accordance with Section 14 hereof, (iii) after receipt of such certificates or depositary receipts, cause the same to be delivered to or upon the order of the registered holder of such Rights Certificate, registered in such name or names as may be designated by such holder, and (iv) after receipt thereof, deliver such cash, if any, to or upon the order of the registered holder of such Rights Certificate. The payment of the Purchase Price (as such amount may be reduced pursuant to Section 11(a)(iii) hereof) may be made in cash or by certified bank check or money order payable to the order of the Company. In the event that the Company is obligated to issue other securities (including Common Stock) of the Company, pay cash and/or distribute other property pursuant to Section 11(a) hereof, the Company will make all arrangements necessary so that such other securities, cash and/or other property are available for distribution by or on behalf of the Rights Agent, if and when appropriate. In the case of an exercise of the Rights by a holder pursuant to
Section 11(a)(ii), the Rights Agent shall return such Rights Certificate to the registered holder thereof after imprinting, stamping or otherwise indicating thereon that the rights represented by such Rights Certificate no longer include the rights provided by Section 11(a)(ii) of the Rights Agreement and, if less than all the Rights represented by such Rights Certificate were so exercised, the Rights Agent shall indicate on the Rights Certificate the number of Rights represented thereby which continue to include the rights provided by
Section 11(a)(ii).

      (d) In case the registered holder of any Rights Certificate shall exercise less than all the Rights evidenced thereby, a new Rights Certificate evidencing Rights equivalent to the Rights remaining unexercised shall be issued by the Rights Agent and delivered to, or upon the order of, the registered holder of such Rights Certificate, registered in such name or names as may be designated by such holder, subject to the provisions of Section 14 hereof, or the Rights Agent shall place an appropriate notation on the Rights Certificate with respect to those Rights exercised.

      (e) Notwithstanding anything in this Agreement to the contrary, from and after the first occurrence of a Section 11(a)(ii) Event, any Rights beneficially owned by (i) an Acquiring Person or an Associate or Affiliate of an Acquiring Person, (ii) a transferee of an Acquiring Person (or of any Associate or Affiliate of an Acquiring Person) who becomes a transferee after the Acquiring Person becomes such, or (iii) a transferee of an Acquiring Person (or of any Associate or Affiliate of an Acquiring Person) who becomes a transferee prior to or concurrently with the Acquiring Person becoming such and receives such Rights pursuant to either (A) a transfer (whether or not for consideration) from the Acquiring Person (or from any Associate or Affiliate of an Acquiring Person) to holders of equity interests in such Acquiring Person or in any Associate or Affiliate of any Acquiring Person or to any Person with whom the Acquiring Person or any Associate or Affiliate of an Acquiring Person has any continuing agreement, arrangement or understanding regarding the transferred Rights or (B) a transfer which the Board of Directors of the Company has determined (whether before or after such transfer) is part of a plan, arrangement or understanding which has as a primary purpose or effect the avoidance of this Section 7(e), shall become null and void without any further action and no holder of such Rights shall have any rights whatsoever with respect to such Rights, whether under any provision of this Agreement or otherwise. The Company shall use all reasonable efforts to insure that the provisions of this Section 7(e) and
Section 4(b) hereof are complied with, but shall have no liability to any holder of Rights Certificates or any other Person as a result of its failure to make any determinations with respect to an Acquiring Person or any Affiliate, Associate or transferee of an Acquiring Person hereunder.

      (f) Notwithstanding anything in this Agreement to the contrary, neither the Rights Agent nor the Company shall be obligated to undertake any action with respect to a registered holder upon the occurrence of any purported exercise as set forth in this Section 7 unless such registered holder shall have (i) completed and signed the certificate contained in the form of election to purchase set forth on the reverse side of the Rights Certificate surrendered for such exercise, and (ii) provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Company shall reasonably request.

8. Cancellation and Destruction of Rights Certificates. All Rights Certificates surrendered for the purpose of exercise, transfer, splitup, combination or exchange shall, if surrendered to the Company or any of its agents, be delivered to the Rights Agent for cancellation or in canceled form, or, if surrendered to the Rights Agent, shall be canceled by it, and no Rights Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Agreement. The Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any other Rights Certificate purchased or acquired by the Company otherwise than upon the exercise thereof. The Rights Agent shall deliver all cancelled Rights Certificates to the Company, or shall, at the written request of the Company and after any retention period required by the Securities Exchange Commission, destroy such cancelled Rights Certificates, and in such case shall deliver a certificate of destruction thereof to the Company.

9. Reservation and Availability of Capital Stock.

      (a) Subject to Section 11(a)(iii), the Company covenants and agrees that it will cause to be reserved and kept available out of its authorized and unissued shares of Preferred Stock (and, following the occurrence of a Section 11(a)(ii) Event, out of its authorized and unissued shares of Common Stock and/or other securities, or out of its authorized and issued shares held in its treasury if the corporation law of the Company's domicile provides for treasury shares), the number of shares of Preferred Stock (and, following the occurrence of a Section 11(a)(ii) Event, Common Stock and/or other securities) that, as provided in this Agreement, including Section 11(a)(iii) hereof, will be sufficient to permit the exercise in full of all outstanding Rights.

      (b) So long as the shares of Preferred Stock (and, following the occurrence of a Section 11(a)(ii) Event, Common Stock and/or other securities) issuable and deliverable upon the exercise of the Rights may be listed on any national securities exchange, the Company shall use its best efforts to cause, from and after such time as the Rights become exercisable, all shares reserved for such issuance to be listed on such exchange upon official notice of issuance upon such exercise.

      (c) The Company shall use its best efforts to (i) file, as soon as practicable following the earliest date after the first occurrence of a Section 11(a)(ii) Event on which the consideration to be delivered by the Company upon exercise of the Rights has been determined in accordance with Section 11(a)(iii) hereof, or as soon as is required by law following the Distribution Date, as the case may be, a registration statement under the Act, with respect to the securities purchasable upon exercise of the Rights on an appropriate form, (ii) cause such registration statement to become effective as soon as practicable after such filing, and (iii) cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Act) until the earlier of (A) the date as of which the Rights are no longer exercisable for such securities, and (B) the Expiration Date. The Company will also take such action as may be appropriate under, or to ensure compliance with, the securities or "blue sky" laws of the various states in connection with the exercisability of the Rights. Notwithstanding any provision of this Agreement to the contrary, the Rights shall not be exercisable in any jurisdiction, unless the requisite qualification in such jurisdiction shall have been obtained and until a registration statement has been declared effective.

      (d) The Company covenants and agrees that it will take all such action as may be necessary to ensure that all one one-hundredths of a share of Preferred Stock (and, following the occurrence of a Section 11(a)(ii) Event, Common Stock and/or other securities) delivered upon exercise of the Rights shall, at the time of delivery of the certificates for such shares (subject to payment of the Purchase Price), be duly and validly authorized and issued and fully paid and nonassessable.

      (e) The Company further covenants and agrees that it will pay when due and payable any and all federal and state transfer taxes and charges which may be payable in respect of the issuance or delivery of the Rights Certificates and of any certificates for a number of one one-hundredths of a share of Preferred Stock (or Common stock and/or other securities, as the case may be) upon the exercise of Rights. The Company shall not, however, be required to pay any transfer tax which may be payable in respect of any transfer or delivery of Rights Certificates to a Person other than, or the issuance or delivery of any certificate for a number of one one-hundredths of a share of Preferred Stock (or Common Stock and/or other securities, as the case may be) in respect of a name other than that of, the registered holder of the Rights Certificates evidencing Rights surrendered for exercise, or to issue or deliver any certificates or depository receipts for a number of one one-hundredths of a share of Preferred Stock (or Common Stock and/or other securities, as the case may be) in a name other than that of the registered holder upon the exercise of any Rights, until such tax shall have been paid (any such tax being payable by the holder of such Rights Certificate at the time of surrender) or until it has been established to the Company's satisfaction that no such tax is due.

10. Preferred Stock Record Date. Each person in whose name any certificate for a number of one one-hundredths of a share of Preferred Stock (or Common Stock and/or other securities, as the case may be) is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of such shares (fractional or otherwise) of Preferred Stock (or Common Stock and/or other securities, as the case may be) represented thereby on, and such certificate shall be dated, the date upon which the Rights Certificate evidencing such Rights was duly surrendered and payment of the Purchase Price (and all applicable transfer taxes) was made; provided, however, that if the date of such surrender and payment is a date upon which the Preferred Stock (or Common Stock and/or other securities, as the case may be) transfer books of the Company are closed, such Person shall be deemed to have become the record holder of such shares (fractional or otherwise) on, and such certificate shall be dated, the next succeeding Business Day on which the Preferred Stock (or Common Stock and/or other securities, as the case may be) transfer books of the Company are open. Prior to the exercise of the Rights evidenced thereby, the holder of a Rights Certificate, as such, shall not be entitled to any rights of a shareholder of the Company with respect to shares for which the Rights shall be exercisable, including, without limitation, the right to vote, to receive dividends or other distributions or to exercise any preemptive rights, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided herein.

11. Adjustment of Purchase Price, Number and Kind of Shares or Number of Rights. The Purchase Price, the number and kind of shares covered by each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 11.

      (a)(i) In the event the Company shall at any time after the date of this Agreement (A) declare a dividend on the Preferred Stock payable in shares of Preferred Stock, (B) subdivide the outstanding Preferred Stock, (C) combine the outstanding Preferred Stock into a smaller number of shares, or (D) issue any shares of its capital stock in a reclassification of the Preferred Stock (including any such reclassification in connection with a consolidation, statutory share exchange or merger in which the Company is the continuing or surviving corporation), except as otherwise provided in this Section 11(a) and
Section 7(e) hereof, the Purchase Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification, and the number and kind of shares of Preferred Stock or capital stock, as the case may be, issuable on such date, shall be proportionately adjusted so that the holder of any Right exercised after such time shall be entitled to receive, upon payment of the Purchase Price then in effect, the aggregate number and kind of shares of Preferred Stock or capital stock, as the case may be, which, if such Right had been exercised immediately prior to such date and at a time when the Preferred Stock transfer books of the Company were open, he would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification. If an event occurs which would require an adjustment under both this Section 11(a)(i) and Section 11(a)(ii) hereof, the adjustment provided for in this Section 11(a)(i) shall be in addition to, and shall be made prior to, any adjustment required pursuant to Section 11(a)(ii) hereof.

      (ii) In the event (A) any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or of any Subsidiary of the Company, or any Person organized, appointed or established by the Company for or pursuant to the terms of any such plan), alone or together with its Affiliates and Associates, shall, at any time after the date of this Agreement, become an Acquiring Person, proper provision shall be made so that each holder of a Right (except as provided below and in Section 7(e) hereof) shall thereafter have the right to receive, upon exercise thereof at the then current Purchase Price in accordance with the terms of this Agreement, in lieu of a number of one one-hundredths of a share of Preferred Stock, such number of shares of Common Stock of the Company as shall equal the result obtained by (x) multiplying the then-current Purchase Price by the then number of one one-hundredths of a share of Preferred Stock for which a Right would have been exercisable immediately prior to the first occurrence of a Section 11(a)(ii) Event assuming the Distribution Date had already occurred, and (y) dividing that product (which, following such first occurrence, shall thereafter be referred to as the "Purchase Price" for each Right and for all purposes of this Agreement) by 50% of the Current Market Price (determined pursuant to Section 11(d) hereof) per share of Common Stock on the date of such first occurrence (such number of shares, the "Adjustment Shares"); provided, however, that if the transaction that would otherwise give rise to the foregoing adjustment is also subject to the provision of Section 13(a) hereof, then only the provisions of Section 13(a) hereof shall apply and no adjustment shall be made pursuant to this Section 11(a)(ii).

      (iii) In the event that the number of shares of Common Stock which are authorized by the Company's Articles of Incorporation but not outstanding or reserved for issuance for purposes other than upon exercise of the Rights are not sufficient to permit the exercise in full of the Rights in accordance with the foregoing subparagraph (ii) of this Section 11(a), the Company, by resolution of its Board of Directors, shall: (A) determine the excess of (1) the value of the Adjustment Shares issuable upon the exercise of a Right (the "Current Value") over (2) the Purchase Price (such excess, the "Spread"), and
(B) with respect to each Right, make adequate provision to substitute for the Adjustment Shares, upon the exercise of a Right and payment of the applicable Purchase Price, (1) cash, (2) a reduction in the Purchase Price, (3) Common Stock or other equity securities of the Company (including, without limitation, shares, or units of shares, of preferred stock which the Board of Directors of the Company has deemed to have substantially the same value as shares of Common Stock (such shares of preferred stock, "Common Stock Equivalents")), (4) debt securities of the Company, (5) other assets, or (6) any combination of the foregoing, having an aggregate value equal to the Current Value, where such aggregate value has been determined by the Board of Directors of the Company based upon the advice of one or more investment or financial advisors selected by the Board of Directors of the Company; provided, however, if the Company shall not have made adequate provision to deliver value pursuant to clause (B) above within thirty (30) days after the date on which the Company's right of redemption pursuant to Section 23(a) expires following the occurrence of a
Section 11(a)(ii) Event (the "Section 11(a)(ii) Trigger Date"), then the Company shall be obligated to deliver, upon the surrender for exercise of a Right and without requiring payment of the Purchase Price, shares of Common Stock (to the extent available) and then, if necessary, cash, which shares and/or cash shall have an aggregate value equal to the Spread. If the Board of Directors of the Company shall determine in good faith that it is likely that sufficient additional shares of Common Stock could be authorized for issuance upon exercise in full of the Rights, or that additional time is required for the Board of Directors to decide the appropriate form of distribution to be made and to determine the value thereof, the thirty (30) day period set forth above may be extended to the extent necessary, but not more than ninety (90) days after the
Section 11(a)(ii) Trigger Date, in order that the Company may seek shareholder approval for the authorization of such additional shares or to make such decision and determination, as the case may be (such period, as it may be extended, the "Substitution Period"). To the extent that the Company determines that some action need be taken pursuant to the first and/or second sentences of this Section 11(a)(iii), the Company (x) shall provide, subject to Section 7(e) hereof, that such action shall apply uniformly to all outstanding Rights, and
(y) may suspend the exercisability of the Rights until the expiration of the Substitution Period in order to seek any authorization of additional shares and/or to decide the appropriate form of distribution to be made pursuant to the first sentence of this Section 11(a)(iii) and to determine the value thereof. In the event of any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect. For purposes of this Section 11(a)(iii), the value of the Common Stock shall be the Current Market Price (as determined pursuant to Section 11(d) hereof) per share of the Common Stock on the Section 11(a)(ii) Trigger Date and the value of any "Common Stock Equivalent" shall be deemed to have the same value as the Common Stock on such date.

      (iv) In lieu of issuing shares of Common Stock in accordance with subparagraph (ii) of this Section 11(a), the Company, by resolution of the Board of Directors (which shall reflect a determination by the Board that the action described below is in the best interests of the Company and not contrary to the interests of the holders of Rights), may make adequate provision to substitute for the Adjustment Shares, (x) upon the surrender for exercise of a Right and payment of the applicable Purchase Price, (1) cash, (2) a reduction in the Purchase Price, (3) Common Stock, or other equity securities of the Company (including without limitation Common Stock Equivalents), (4) debt securities of the Company, (5) other assets or (6) any combination of the foregoing having an aggregate value equal to the Current Value, where such aggregate value has been determined by the Board of Directors of the Company based upon the advice of one or more investment or financial advisors selected by the Board of Directors of the Company or (y) upon the surrender for exercise of a Right and without requiring payment of the Purchase Price, (1) cash, (2) Common Stock or other equity securities of the Company including, without limitation, Common Stock Equivalents), (3) debt securities of the Company, (4) other assets or (5) any combination of the foregoing, having an aggregate value equal to the Spread, where such aggregate value has been determined by the Board of Directors of the Company based upon the advice of one or more investment or financial advisors selected by the Board of Directors of the Company.

      (b) In case the Company shall fix a record date for the issuance of rights, options or warrants to all holders of Preferred Stock entitling them to subscribe for or purchase (for a period expiring within forty-five (45) calendar days after such record date) Preferred Stock (or shares having the same rights, privileges and preferences as the shares of Preferred Stock ("Equivalent Preferred Stock")) or securities convertible into Preferred Stock or Equivalent Preferred Stock at a price per share of Preferred Stock or per share of Equivalent Preferred Stock (or having a conversion price per share, if a security convertible into Preferred Stock or Equivalent Preferred Stock) less than the Current Market Price (as determined pursuant to Section 11(d) hereof) per share of Preferred Stock on such record date, the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of shares of Preferred Stock outstanding on such record date, plus the number of shares of Preferred Stock which the aggregate offering price of the total number of shares of Preferred Stock and/or Equivalent Preferred Stock so to be offered (and/or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such Current Market Price, and the denominator of which shall be the number of shares of Preferred Stock outstanding on such record date, plus the number of additional shares of Preferred Stock and/or Equivalent Preferred Stock to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible). In case such subscription price may be paid by delivery of consideration part or all of which may be in a form other than cash, the value of such consideration shall be as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent and the holders of the Rights. Shares of Preferred Stock owned by or held for the account of the Company shall not be deemed outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed, and in the event that such rights or warrants are not so issued, the Purchase Price shall be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

      (c) In case the Company shall fix a record date for a distribution to all holders of Preferred Stock (including any such distribution made in connection with a consolidation, statutory share exchange or merger in which the Company is the continuing corporation) of evidences of indebtedness, cash (other than a regular quarterly cash dividend out of the earnings or retained earnings of the Company), assets (other than a dividend payable in Preferred Stock, but including any dividend payable in stock other than Preferred Stock) or subscription rights or warrants (excluding those referred to in Section 11(b) hereof), the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the Current Market Price (as determined pursuant to Section 11(d) hereof) per share of Preferred Stock on such record date, less the fair market value (as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent) of the portion of the cash, assets or evidences of indebtedness so to be distributed or of such subscription rights or warrants applicable to a share of Preferred Stock and the denominator of which shall be such Current Market Price (as determined pursuant to Section 11(d) hereof) per share of Preferred Stock. Such adjustments shall be made successively whenever such a record date is fixed, and in the event that such distribution is not so made, the Purchase Price shall be adjusted to be the Purchase Price which would have been in effect if such record date had not been fixed.

      (d)(i) For the purpose of any computation hereunder, other than computations made pursuant to Section 11(a)(iii) and Section 11(a)(iv) hereof, the "Current Market Price" per share of Common Stock on any date shall be deemed to be the average of the daily closing prices per share of such Common Stock for the thirty (30) consecutive Trading Days (as such term is hereinafter defined) immediately prior to such date, and for purposes of computations made pursuant to Section 11(a)(iii) and Section 11(a)(iv) hereof, the "Current Market Price" per share of Common Stock on any date shall be deemed to be the average of the daily closing prices per share of such Common Stock for the ten (10) consecutive Trading Days immediately following such date; provided, however, that in the event that the Current Market Price per share of the Common Stock is determined during a period following the announcement by the issuer of such Common Stock of
(A) a dividend or distribution on such Common Stock payable in shares of such Common Stock or securities convertible into shares of such Common Stock (other than the Rights), or (B) any subdivision, combination or reclassification of such Common Stock, and prior to the expiration of the requisite thirty (30) Trading Day or ten (10) Trading Day period, as set forth above, after the ex-dividend date for such dividend or distribution, or the record date for such subdivision, combination or reclassification, then, and in each such case, the "Current Market Price" shall be properly adjusted to take into account ex-dividend trading. The closing price for each day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the shares of Common Stock are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the shares of Common Stock are listed or admitted to trading or, if the shares of Common Stock are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System ("Nasdaq") or such other system then in use, or, if on any such date the shares of Common Stock are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Common Stock selected by the Board of Directors of the Company. If on any such date no market maker is making a market in the Common Stock, the fair value of such shares on such date as determined in good faith by the Board of Directors of the Company shall be used. The term "Trading Day" shall mean a day on which the principal national securities exchange on which the shares of Common Stock are listed or admitted to trading is open for the transaction of business or, if the shares of Common Stock are not listed or admitted to trading on any national securities exchange, a Business Day. If the Common Stock is not publicly held or not so listed or traded, "Current Market Price" per share shall mean the fair value per share as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes.

            (ii) For the purpose of any computation hereunder, the "Current Market Price" per share of Preferred Stock shall be determined in the same manner as set forth above for the Common Stock in clause (i) of this Section 11(d) (other than the last sentence thereof). If the Current Market Price per share of Preferred Stock cannot be determined in the manner provided above or if the Preferred Stock is not publicly held or listed or traded in a manner described in clause (i) of this Section 11(d), the "Current Market Price" per share of Preferred Stock shall be conclusively deemed to be an amount equal to 100 (as such number may be appropriately adjusted for such events as stock splits, stock dividends and recapitalizations with respect to the Common Stock occurring after the date of this Agreement) multiplied by the Current Market Price per share of the Common Stock. If neither the Common Stock nor the Preferred Stock is publicly held or so listed or traded, "Current Market Price" per share of the Preferred Stock shall mean the fair value per share as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes. For all purposes of this Agreement, the "Current Market Price" of one one-hundredth of a share of Preferred Stock shall be equal to the "Current Market Price" of one share of Preferred Stock divided by 100.

      (e) Anything herein to the contrary notwithstanding, no adjustment in the Purchase Price shall be required unless such adjustment would require an increase or decrease of at least one percent (1%) in the Purchase Price; provided, however, that any adjustments which by reason of this Section 11(e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 11 shall be made to the nearest cent or to the nearest ten-thousandth of a share of Common Stock or other share or one-millionth of a share of Preferred Stock, as the case may be. Notwithstanding the first sentence of this Section 11(e), any adjustment required by this Section 11 shall be made no later than the earlier of (i) three (3) years from the date of the transaction which mandates such adjustment, or (ii) the Expiration Date.

      (f) If as a result of an adjustment made pursuant to Section 11(a)(ii) or
Section 13(a) hereof, the holder of any Right thereafter exercised shall become entitled to receive any shares of capital stock other than Preferred Stock, thereafter the number of such other shares so receivable upon exercise of any Right and the Purchase Price thereof shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Preferred Stock contained in Sections 11(a), (b),
(c), (e), (g), (h), (i), (j) and (l), and the provisions of Sections 7, 9, 10, 13 and 14 hereof with respect to the Preferred Stock shall apply on like terms to any such other shares.

      (g) All Rights originally issued by the Company subsequent to any adjustment made to the Purchase Price hereunder shall evidence the right to purchase, at the adjusted Purchase Price, the number of one one-hundredths of a share of Preferred Stock purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.

      (h) Unless the Company shall have exercised its election as provided in
Section 11(i), upon each adjustment of the Purchase Price as a result of the calculations made in Sections 11(b) and (c), each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Purchase Price, that number of one one-hundredths of a share of Preferred Stock (calculated to the nearest one-millionth) obtained by
(i) multiplying (x) the number of one one-hundredths of a share covered by a Right immediately prior to this adjustment, by (y) the Purchase Price in effect immediately prior to such adjustment of the Purchase Price, and (ii) dividing the product so obtained by the Purchase Price in effect immediately after such adjustment of the Purchase Price.

      (i) The Company may elect on or after the date of any adjustment of the Purchase Price to adjust the number of Rights, in lieu of any adjustment in the number of one one-hundredths of a share of Preferred Stock purchasable upon the exercise of a Right. Each of the Rights outstanding after the adjustment in the number of Rights shall be exercisable for the number of one one-hundredths of a share of Preferred Stock for which a Right was exercisable immediately prior to such adjustment. Each Right held of record prior to such adjustment of the number of Rights shall become that number of Rights (calculated to the nearest one ten-thousandth) obtained by dividing the Purchase Price in effect immediately prior to adjustment of the Purchase Price by the Purchase Price in effect immediately after adjustment of the Purchase Price. The Company shall make a public announcement of its election to adjust the number of Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made. This record date may be the date on which the Purchase Price is adjusted or any day thereafter, but, if the Rights Certificates have been issued, shall be at least ten (10) days later than the date of the public announcement. If Rights Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Section 11(i), the Company shall, as promptly as practicable, cause to be distributed to holders of record of Rights Certificates on such record date Rights Certificates evidencing, subject to Section 14 hereof, the additional Rights to which such holders shall be entitled as a result of such adjustment, or, at the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the Rights Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Company, new Rights Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment. Rights Certificates so to be distributed shall be issued, executed and countersigned in the manner provided for herein (and may bear, at the option of the Company, the adjusted Purchase Price) and shall be registered in the names of the holders of record of Rights Certificates on the record date specified in the public announcement.

      (j) Irrespective of any adjustment or change in the Purchase Price or the number of one one-hundredths of a share of Preferred Stock issuable upon the exercise of the Rights, the Rights Certificates theretofore and thereafter issued may continue to express the Purchase Price per one one-hundredth of a share and the number of one one-hundredths of a share which were expressed in the initial Rights Certificates issued hereunder.

      (k) In any case in which this Section 11 shall require that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event the issuance to the holder of any Right exercised after such record date of the number of one one-hundredths of a share of Preferred Stock and other capital stock or securities of the Company, if any, issuable upon such exercise over and above the number of one one-hundredths of a share of Preferred Stock and other capital stock or securities of the Company, if any, issuable upon such exercise on the basis of the Purchase Price in effect prior to such adjustment; provided, however, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares (fractional or otherwise) or securities upon the occurrence of the event requiring such adjustment.

      (l) Anything in this Section 11 to the contrary notwithstanding, the Company shall be entitled to make such reductions in the Purchase Price, in addition to those adjustments expressly required by this Section 11, as and to the extent that in their good faith judgment the Board of Directors of the Company shall determine to be advisable in order that any (i) consolidation or subdivision of the Preferred Stock, (ii) issuance wholly for cash of any shares of Preferred Stock at less than the Current Market Price, (iii) issuance wholly for cash of shares of Preferred Stock or securities which by their terms are convertible into or exchangeable for shares of Preferred Stock, (iv) stock dividends or (v) issuance of rights, options or warrants referred to in this
Section 11, hereafter made by the Company to holders of its Preferred Stock shall not be taxable to such shareholders.

      (m) The Company covenants and agrees that it shall not, at any time after the Distribution Date, (i) consolidate with any other Person (other than a Subsidiary of the Company in a transaction which complies with Section 11(n) hereof), (ii) merge with or into or enter into a statutory share exchange with any other Person (other than a Subsidiary of the Company in a transaction which complies with Section 11(n) hereof), or (iii) sell or transfer (or permit any Subsidiary to sell or transfer), in one transaction, or a series of related transactions, assets or earning power aggregating more than 50% of the assets or earning power of the Company and its

Subsidiaries (taken as a whole) to any other Person or Persons (other than the Company and/or any of its Subsidiaries in one or more transactions each of which complies with Section 11(n) hereof), if (x) at the time of or immediately after such consolidation, merger, statutory share exchange, sale or transfer there are any rights, warrants or other instruments or securities outstanding or agreements in effect which would substantially diminish or otherwise eliminate the benefits intended to be afforded by the Rights or (y) prior to, simultaneously with or immediately after such consolidation, merger, share exchange, sale or transfer, the shareholders of the Person who constitutes, or would constitute, the "Principal Party" for purposes of Section 13(a) hereof shall have received a distribution of Rights previously owned by such Person or any of its Affiliates and Associates.

      (n) The Company covenants and agrees that, after the Distribution Date, it will not, except as permitted by Section 23 or Section 27 hereof, take (or permit any Subsidiary to take) any action if at the time such action is taken it is reasonably foreseeable that such action will diminish substantially or otherwise eliminate the benefits intended to be afforded by the Rights.

      (o) Anything in this Agreement to the contrary notwithstanding, in the event that the Company shall at any time on or after the date of this Agreement and prior to the Distribution Date (i) declare a dividend on the outstanding shares of Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding shares of Common Stock, or (iii) combine the outstanding shares of Common Stock into a smaller number of shares, then in any such case (x) the number of one one-hundredths of a share of Preferred Stock purchasable after such event upon proper exercise of each Right shall be determined by multiplying the number of one one-hundredths of a share of Preferred Stock purchasable immediately prior to such event by a fraction the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to the occurrence of the event and the denominator of which shall be the total number of shares of Common Stock outstanding immediately following the occurrence of such event, and (y) each share of Common Stock outstanding immediately after such event shall have issued with respect to that number of Rights which each share of Common Stock of the Corporation immediately prior to such event had issued with respect to it. The adjustments provided for in this Section 11(o) shall be made successively whenever such a dividend is declared or paid or such subdivision, combination or consolidation is effected.

      (p) Before taking any action that would cause an adjustment reducing the Purchase Price below the then par value, if any, of the Common Stock issuable upon exercise of the Rights, the Company shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock at such adjusted Purchase Price.

      (q) The exercise of Rights under Section 11(a)(ii) shall only result in the loss of Rights under Section 11(a)(ii) to the extent so exercised and shall not otherwise affect the rights represented by the Rights under this Agreement, including the rights represented by Section 13.

12. Certificate of Adjusted Purchase Price or Number of Shares. Whenever an adjustment is made as provided in Section 11 and Section 13 hereof, the Company shall (a) promptly prepare a certificate setting forth such adjustment and a brief statement of the facts accounting for such adjustment, (b) promptly file with the Rights Agent, and with each transfer agent for the Preferred Stock and the Common Stock, a copy of such certificate, and (c) mail a brief summary thereof to each holder of a Rights Certificate (or, if prior to the Distribution Date, to each holder of a certificate representing shares of Common Stock) in accordance with Section 26 hereof. The Rights Agent shall be fully protected in relying on any such certificate and on any adjustment therein contained and shall not be deemed to have knowledge of such adjustment unless and until it shall have received such certificate.

13. Consolidation, Merger or Sale or Transfer of Assets or Earning Power.

      (a) In the event that, on or following the Stock Acquisition Date, directly or indirectly, (x) the Company shall consolidate with, enter into a statutory share exchange or merge with and into any other Person (other than a Subsidiary of the Company in a transaction which complies with Section 11(n) hereof), and the Company shall not be the continuing or surviving corporation of such consolidation, statutory share exchange or merger, (y) any Person (other than a Subsidiary of the Company in a transaction which complies with Section 11(n) hereof) shall consolidate with, enter into a statutory share exchange with, or merge with or into, the Company, and the Company shall be the continuing or surviving corporation of such consolidation, statutory share exchange or merger and, in connection with such consolidation, statutory share exchange or merger, all or part of the outstanding shares of Common Stock shall be changed into or exchanged for stock or other securities of any other Person or cash or any other property, or (z) the Company shall sell or otherwise transfer (or one or more of its Subsidiaries shall sell or otherwise transfer), in one transaction or a series of related transactions, assets or earning power aggregating more than 50% of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any Person or Persons (other than the Company or any Subsidiary of the Company in one or more transactions each of which complies with Section 11(n) hereof), then, and in each such case, proper provision shall be made so that: (i) each holder of a Right, except holders described in Section 7(e) hereof, shall thereafter have the right to receive, upon the exercise thereof at the then-current Purchase Price in accordance with the terms of this Agreement, such number of validly authorized and issued, fully paid, nonassessable and freely tradeable shares of Common Stock of the Principal Party (as such term is hereinafter defined), not subject to any liens, encumbrances, rights of first refusal or other adverse claims, as shall be equal to the result obtained by (1) multiplying the then-current Purchase Price by the number of one one-hundredths of a share of Preferred Stock for which a Right is exercisable immediately prior to the first occurrence of a Section 13 Event (or, if a Section 11(a)(ii) Event has occurred prior to the first occurrence of a
Section 13 Event, multiplying the number of such one one-hundredths of a share of Preferred Stock for which a Right was exercisable immediately prior to the first occurrence of a Section 11(a)(ii) Event by the Purchase Price in effect immediately prior to such first occurrence), and dividing that product (which, following the first occurrence of a Section 13 Event, shall be referred to as the "Purchase Price" for each Right and for all purposes of this Agreement) by
(2) 50% of the Current Market Price (determined pursuant to Section 11(d)(i) hereof) per share of the Common Stock of such Principal Party on the date of consummation of such Section 13 Event; (ii) such Principal Party shall thereafter be liable for, and shall assume, by virtue of such Section 13 Event, all the obligations and duties of the

Company pursuant to this Agreement; (iii) the term "Company" shall thereafter be deemed to refer to such Principal Party, it being specifically intended that the provisions of Section 11 hereof shall apply only to such Principal Party following the first occurrence of a Section 13 Event; (iv) such Principal Party shall take such steps (including, but not limited to, the reservation of a sufficient number of shares of its Common Stock) in connection with the consummation of any such transaction as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to its shares of Common Stock thereafter deliverable upon the exercise of the Rights; and (v) the provisions of Section 11(a)(ii) hereof shall be of no effect following the first occurrence of any Section 13 Event.

      (b) "Principal Party" shall mean

            (1) in the case of any transaction described in clause (x) or (y) of the first sentence of Section 13(a), the Person that is the issuer of any securities into which shares of Common Stock of the Company are converted in such merger, statutory share exchange or consolidation, and if no securities are so issued, the Person that is the other party to such merger, statutory share exchange or consolidation; and

            (2) in the case of any transaction described in clause (z) of the first sentence of Section 13(a), the Person that is the party receiving the greatest portion of the assets or earning power transferred pursuant to such transaction or transactions; provided, however, that in any such case, (1) if the Common Stock of such Person is not at such time and has not been continuously over the preceding twelve (12) month period registered under
Section 12 of the Exchange Act, and such Person is a direct or indirect Subsidiary of another Person the Common Stock of which is and has been so registered, "Principal Party" shall refer to such other Person; and (2) in case such Person is a Subsidiary, directly or indirectly, of more than one Person, the Common Stocks of two or more of which are and have been so registered, "Principal Party" shall refer to whichever of such Persons is the issuer of the Common Stock having the greatest aggregate market value.

      (c) The Company shall not consummate any such consolidation, statutory share exchange, merger, sale or transfer unless the Principal Party shall have a sufficient number of authorized shares of its Common Stock which have not been issued or reserved for issuance to permit the exercise in full of the Rights in accordance with this Section 13 and unless prior thereto the Company and such Principal Party shall have executed and delivered to the Rights Agent a supplemental agreement providing for the terms set forth in paragraphs (a) and
(b) of this Section 13 and further providing that, as soon as practicable after the date of any consolidation, statutory share exchange, merger, sale or transfer mentioned in paragraph (a) of this Section 13, the Principal Party will:

            (i) prepare and file a registration statement under the Act, with respect to the Rights and the securities purchasable upon exercise of the Rights on an appropriate form, and will use its best efforts to cause such registration statement to (A) become effective as soon as practicable after such filing and
(B) remain effective (with a prospectus at all times meeting the requirements of the Act) until the Final Expiration Date;

            (ii) use its best efforts to qualify or register the Rights and the securities purchasable upon exercise of the Rights under the blue sky laws of such jurisdictions as may be necessary or appropriate; and

            (iii) deliver to holders of the Rights historical financial statements for the Principal Party and each of its Affiliates which comply in all respects with the requirements for registration on Form 10 under the Exchange Act.

      The provisions of this Section 13 shall similarly apply to successive mergers, statutory share exchanges or consolidations or sales or other transfers. The rights under this Section 13 shall be in addition to the rights to exercise Rights under Section 11(a)(ii) and shall survive any exercise thereof.

14. Fractional Rights and Fractional Shares.

      (a) The Company shall not be required to issue fractions of Rights, except prior to the Distribution Date as provided in Section 11(o) hereof, or to distribute Rights Certificates which evidence fractional Rights. In lieu of such fractional Rights, there may be paid to the registered holders of the Rights Certificates with regard to which such fractional Rights would otherwise be issuable, an amount in cash equal to the same fraction of the Current Market Value of a whole Right. For purposes of this Section 14(a), the Current Market Value of a whole Right shall be the closing price of the Rights for the Trading Day immediately prior to the date on which such fractional Rights would have been otherwise issuable. The closing price of the Rights for any day shall be the last sale price, regular way, or in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Rights are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Rights are listed or admitted to trading, or, if the Rights are not listed or admitted to trading, on any national securities exchange, the last quoted price or if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by Nasdaq or such other system then in use or, if on any such date the Rights are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Rights selected by the Board of Directors of the Company. If on any such date no such market maker is making a market in the Rights, the fair value of the Rights on such date as determined in good faith by the Board of Directors of the Company shall be used.

      (b) The Company shall not be required to issue fractions of shares of Preferred Stock (other than fractions which are integral multiples of one one-hundredth of a share of Preferred Stock) upon exercise of the Rights or to distribute certificates which evidence fractional shares of Preferred Stock (other than fractions which are integral multiples of one one-hundredths of a share of Preferred Stock). In lieu of fractional shares of Preferred Stock that are not integral multiples of one one-hundredths of a share of Preferred Stock, the Company may pay to the registered holders of Rights Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the Current Market Value of one one-hundredths of a share of Preferred Stock. For purposes of this Section 14(b), the Current Market Value of one one-hundredths of a share of Preferred Stock shall be one one-hundredths of the closing price of a share of Preferred Stock (as determined pursuant to Section 11(d)(ii) hereof) for the Trading Day immediately prior to the date of such exercise.

      (c) Following the occurrence of a Triggering Event, the Company shall not be required to issue fractions of shares of Common Stock upon exercise of the Rights or to distribute certificates which evidence fractional shares of Common Stock. In lieu of fractional shares of Common Stock, the Company may pay to the registered holders of Rights Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the Current Market Value of one (1) share of Common Stock. For purposes of this Section 14(c), the Current Market Value of one share of Common Stock shall be the closing price of one share of Common Stock (as determined pursuant to Section 11(d)(i) hereof) for the Trading Day immediately prior to the date of such exercise.

      (d) The holder of a Right by the acceptance of the Rights expressly waives his right to receive any fractional Rights or any fractional shares upon exercise of a Right, except as permitted by this Section 14.

15. Rights of Action. All rights of action in respect of this Agreement, other than rights of action vested in the Rights Agent pursuant to Section 18 hereof, are vested in the respective registered holders of the Rights Certificates (and, prior to the Distribution Date, the registered holders of the Common Stock); and any registered holder of any Rights Certificate (or, prior to the Distribution Date, of the Common Stock), without the consent of the Rights Agent or of the holder of any other Rights Certificate (or, prior to the Distribution Date, of the Common Stock), may, in his own behalf and for his own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, his right to exercise the Rights evidenced by such Rights Certificate in the manner provided in such Rights Certificate and in this Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and shall be entitled to specific performance of the obligations hereunder and injunctive relief against actual or threatened violations of the obligations hereunder of any Person subject to this Agreement.

16. Agreement of Rights Holders. Every holder of a Right by accepting the same consents and agrees with the Company and the Rights Agent and with every other holder of a Right that:

      (a) prior to the Distribution Date, the Rights will be transferable only in connection with the transfer of Common Stock;

      (b) after the Distribution Date, the Rights Certificates are transferable only on the registry books of the Rights Agent if surrendered at the principal office or offices of the Rights

Agent designated for such purposes, duly endorsed or accompanied by a proper instrument of transfer and with the appropriate forms and certificates fully executed;

      (c) subject to Section 6(a) and Section 7(f) hereof, the Company and the Rights Agent may deem and treat the person in whose name a Rights Certificate (or, prior to the Distribution Date, the associated Common Stock certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Rights Certificates or the associated Common Stock certificate made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent, subject to the last sentence of Section 7(e) hereof, shall be required to be affected by any notice to the contrary; and

      (d) notwithstanding anything in this Agreement to the contrary, neither the Company nor the Rights Agent shall have any liability to any holder of a Right or other Person as a result of its inability to perform any of its obligations under this Agreement by reason of any preliminary or permanent injunction or other order, decree or ruling issued by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission, or any statute, rule, regulation or executive order promulgated or enacted by any governmental authority, prohibiting or otherwise restraining performance of such obligation; provided, however, the Company must use its best efforts to have any such order, decree or ruling lifted or otherwise overturned as soon as possible.

17. Rights Certificate Holder Not Deemed a Shareholder. No holder, as such, of any Rights Certificate shall be entitled to vote, receive dividends or be deemed for any purpose the holder of the number of one one-hundredths of a share of Preferred Stock or any other securities of the Company which may at any time be issuable on the exercise of the Rights represented thereby, nor shall anything contained herein or in any Rights Certificate be construed to confer upon the holder of any Rights Certificate, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting shareholders (except as provided in Section 25 hereof), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by such Rights Certificate shall have been exercised in accordance with the provisions hereof.

18. Concerning the Rights Agent.

      (a) The Company agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and disbursements and other disbursements incurred in the administration and execution of this Agreement and the exercise and performance of its duties hereunder. The Company also agrees to indemnify the Rights Agent, its directors, officers, employees and agents for, and to hold each of them harmless against, any loss, liability, or expense, incurred without gross negligence, bad faith or willful misconduct on the part of the Rights Agent, for anything done or omitted by the Rights Agent or such other indemnified party in connection with the acceptance and administration of this Agreement or the performance of the Rights Agent's duties hereunder, including the costs and expenses of defending against any claim of liability in the premises.

      (b) The Rights Agent shall be protected and shall incur no liability for or in respect of any action taken, suffered or omitted by it in connection with its administration of this Agreement or the performance of the Rights Agent's duties hereunder in reliance upon any Rights Certificate or certificate for Common Stock or for other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement, or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper Person or Persons.

      (c) The indemnity provided in this Section 18 shall survive the expiration of the Rights and the termination of this Agreement.

19. Merger or Consolidation or Change of Name of Rights Agent.

      (a) Any corporation into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any corporation succeeding to the corporate trust or stock transfer business of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided, however, that such corporation would be eligible for appointment as a successor Rights Agent under the provisions of
Section 21 hereof. In case at the time such successor Rights Agent shall succeed to the agency created by this Agreement, any of the Rights Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of a predecessor Rights Agent and deliver such Rights Certificates so countersigned; and in case at that time any of the Rights Certificates shall not have been countersigned, any successor Rights Agent may countersign such Rights Certificates either in the name of the predecessor or in the name of the successor Rights Agent; and in all such cases such Rights Certificates shall have the full force provided in the Rights Certificates and in this Agreement.

      (b) In case at any time the name of the Rights Agent shall be changed and at such time any of the Rights Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Rights Certificates so countersigned; and in case at that time any of the Rights Certificates shall not have been countersigned, the Rights Agent may countersign such Rights Certificates either in its prior name or in its changed name; and in all such cases such Rights Certificates shall have the full force provided in the Rights Certificates and in this Agreement.

20. Duties of Rights Agent. The Rights Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the holders of Rights Certificates, by their acceptance thereof, shall be bound:

      (a) The Rights Agent may consult with legal counsel (who may be legal counsel for the Company), and the advice or opinion of such counsel shall be full and complete authorization and protection to the Rights Agent as to any action taken or omitted by it in good faith and in accordance with such advice or opinion.

      (b) Whenever in the performance of its duties under this Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter (including, without limitation, the identity of any Acquiring Person and the determination of "Current Market Price") be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by the President, any Vice President, the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary of the Company and delivered to the Rights Agent; and such certificate shall be full authorization to the Rights Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.

      (c) The Rights Agent shall be liable hereunder only for its own gross negligence, bad faith or willful misconduct.

      (d) The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Rights Certificates or be required to verify the same (except as to its countersignature on such Rights Certificates), but all such statements and recitals are and shall be deemed to have been made by the Company only.

      (e) The Rights Agent shall not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Rights Agent) or in respect of the validity or execution of any Rights Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Rights Certificate; nor shall it be responsible for any adjustment required under the provisions of Section 11 or
Section 13 hereof or responsible for the manner, method or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment (except with respect to the exercise of Rights evidenced by Rights Certificates after receipt of the certificate described in Section 12 hereof setting forth any such adjustment); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any shares of Common Stock or Preferred Stock to be issued pursuant to this Agreement or any Rights Certificate or as to whether any shares of Common Stock or Preferred Stock will, when so issued, be validly authorized and issued, fully paid and nonassessable.

      (f) The Company agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.

      (g) The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from the President, any Vice President, the Secretary, any Assistant Secretary, the Treasurer or any Assistant Treasurer of the Company, and to apply to such officers for advice or instructions in connection with its duties, and it shall not be liable for any action taken or suffered to be taken by it in good faith in accordance with the instructions of any such officer or for any delay in acting while awaiting instructions.

      (h) Any application by the Rights Agent for written instructions from the Company may, at the option of the Rights Agent, set forth in writing any action proposed to be taken or omitted by the Rights Agent under this Rights Agreement and the date on and/or after which such action shall be taken or such omission shall be effective. The Rights Agent shall not be liable for any action taken by, or omission of, the Rights Agent in accordance with a proposal included in any such application on or after the date specified in such application (which date shall not be less than five Business Days after the date the President, any Vice President, the Secretary, any Assistant Secretary, the Treasurer or any Assistant Treasurer of the Company actually receives such application, unless any such officer shall have consented in writing to an earlier date) unless, prior to taking any such action (or the effective date in the case of an omission), the Rights Agent shall have received written instructions in response to such application specifying the action to be taken or omitted.

      (i) The Rights Agent and any shareholder, director, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Company or for any other legal entity.

      (j) The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company resulting from any such act, default, neglect or misconduct; provided, however, the Rights Agent was not grossly negligent in the selection or continued employment thereof.

      (k) No provision of this Agreement shall require the Rights Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights if there shall be reasonable grounds for believing that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it.

      (l) If, with respect to any Rights Certificate surrendered to the Rights Agent for exercise or transfer, the certificate attached to the form of assignment or form of election to purchase, as the case may be, has either not been completed or indicates an affirmative response to clause 1 and/or 2 thereof, the Rights Agent shall not take any further action with respect to such requested exercise or transfer without first consulting with the Company.

      (m) The Rights Agent undertakes only the express duties and obligations imposed on it by this Agreement and no implied duties or obligations shall be read into this Agreement against the Rights Agent.

      (n) Anything in this Agreement to the contrary notwithstanding, in no event shall the Rights Agent be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits).

21. Change of Rights Agent. The Rights Agent or any successor Rights Agent may resign and thereby be discharged from its duties under this Agreement upon thirty (30) days' notice in writing mailed to the Company, and to each transfer agent of the Common Stock and Preferred Stock, by registered or certified mail, and to the holders of the Rights Certificates by first-class mail. The Company may remove the Rights Agent or any successor Rights Agent upon thirty (30) days' notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the Common Stock and Preferred Stock, by registered or certified mail, and to the holders of the Rights Certificates by first-class mail. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Rights Agent. If the Company shall fail to make such appointment within a period of thirty (30) days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Rights Certificate (who shall, with such notice, submit his Rights Certificate for inspection by the Company), then any registered holder of any Rights Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, shall be (a) a corporation or financial institution organized and doing business under the laws of the United States or any state of the United States (so long as such corporation is authorized to do business as a banking institution under said laws), and in good standing, which is authorized under such laws to exercise corporate trust powers and is subject to supervision or examination by federal or state authority and which has at the time of its appointment as Rights Agent a combined capital and surplus of at least $10,000,000 or (b) an affiliate of a corporation or financial institution described in clause (a) of this sentence. After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment, the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Common Stock and the Preferred Stock, and mail a notice thereof in writing to the registered holders of the Rights Certificates. Failure to give any notice provided for in this Section 21, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

22. Issuance of New Rights Certificates. Notwithstanding any of the provisions of this Agreement or of the Rights to the contrary, the Company may, at its option, issue new

Rights Certificates evidencing Rights in such form as may be approved by its Board of Directors to reflect any adjustment or change in the Purchase Price and the number or kind or class of shares or other securities or property purchasable under the Rights Certificates made in accordance with the provisions of this Agreement. In addition, in connection with the issuance or sale of shares of Common Stock following the Distribution Date and prior to the redemption or expiration of the Rights, the Company (a) shall, with respect to shares of Common Stock so issued or sold pursuant to the exercise of stock options or under any employee plan or arrangement, or upon the exercise, conversion or exchange of securities hereinafter issued by the Company, and (b) may, in any other case, if deemed necessary or appropriate by the Board of Directors of the Company, issue Rights Certificates representing the appropriate number of Rights in connection with such issuance or sale; provided, however, that (i) no such Rights Certificate shall be issued if, and to the extent that, the Company shall be advised by counsel that such issuance would create a significant risk of material adverse tax consequences to the Company or the Person to whom such Rights Certificate would be issued, and (ii) no such Rights Certificate shall be issued if, and to the extent that, appropriate adjustment shall otherwise have been made in lieu of the issuance thereof.

23. Redemption and Termination.

      (a)(i) The Board of Directors of the Company may, at its option, at any time prior to the earlier of (x) the Close of Business on the tenth Business Day following the Stock Acquisition Date (or, if the Stock Acquisition Date shall have occurred prior to the Record Date, the Close of Business on the tenth Business Day following the Record Date), or (y) the Final Expiration Date, redeem all but not less than all the then outstanding Rights at a redemption price of $0.001 per Right, as such amount may be appropriately adjusted, as determined by the Board of Directors, to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such redemption price being hereinafter referred to as the "Redemption Price").

      (ii) If, following the occurrence of a Stock Acquisition Date and the expiration of the right of redemption set forth in Section 23(a)(i) but prior to any Section 13 Event, (x) a Person who is an Acquiring Person shall have transferred or otherwise disposed of a number of shares of Common Stock in one transaction or series of transactions, not directly or indirectly involving the Company or any of its Subsidiaries, such that such Person is thereafter a Beneficial Owner of less than 15% (or, in the case of the Grandfathered Stockholder, 25% or less) of the outstanding shares of Common Stock, and (y) there are no other Persons, immediately following the occurrence of the event described in clause (x), who are Acquiring Persons, then the right of redemption shall be reinstated and thereafter be subject to the provisions of this Section
 .

      (iii) Notwithstanding anything contained in this Agreement to the contrary, the Rights shall not be exercisable after the first occurrence of an event described in Section 11(a)(ii) until such time as the Company's right of redemption hereunder has expired.

      (iv) The Company may, at its option, pay the Redemption Price in cash, shares of Common Stock (based on the "Current Market Price," as defined in Section 11(d)(i) hereof, of the Common Stock at the time of redemption) or any other form of consideration deemed appropriate by the Board of Directors.

      (b) Immediately upon the action of the Board of Directors of the Company ordering the redemption of the Rights, evidence of which shall have been filed with the Rights Agent and without any further action and without any notice, the right to exercise the Rights will terminate and the only right thereafter of the holders of Rights shall be to receive the Redemption Price for each Right so held. Promptly after the action of the Board of Directors ordering the redemption of the Rights, the Company shall give notice of such redemption to the Rights Agent and the holders of the then outstanding Rights; provided, however, that the failure to give, or any defect in, any such notice shall not affect the validity of such redemption. Such notice shall be mailed to all such holders at each holder's last address as it appears upon the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the Transfer Agent for the Common Stock. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of redemption will state the method by which the payment of the Redemption Price will be made.

24. Exchange.

      (a) The Company may, at its option, by resolution of the Board of Directors, at any time after any Person becomes an Acquiring Person, exchange all or any part of the then outstanding and exercisable Rights (which shall not include Rights that have become void pursuant to Section 7(e) of this Agreement) for shares of Common Stock at an exchange ratio (the "Exchange Ratio") of one share of Common Stock per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring with respect to the Common Stock after the date of this Agreement.

      (b) Immediately upon action of the Board of Directors of the Company ordering the exchange of any Rights pursuant to Section 24(a) of this Agreement and without any further action and without any notice, the right to exercise such Rights shall terminate and the only right thereafter of a holder of such Rights shall be to receive that number of shares of Common Stock equal to the number of such Rights held by such holder multiplied by the Exchange Ratio. The Company shall promptly give public notice of any such exchange, provided, however, that the failure to give, or any defect in, such notice shall not affect the validity of such exchange. The Company shall promptly mail a notice of any such exchange to all of the holders of such Rights at their last addresses as they appear upon the registry books of the Rights Agent or, if prior to the Distribution Date, on the registry books of the transfer agent for the Common Stock. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of exchange will state the method by which the exchange of the shares of Common Stock for Rights will be effected and, in the event of any partial exchange, the number of Rights which will be exchange. Any partial exchange shall be effected pro rata based on the number of Rights (other than Rights which have become void pursuant to the provision of Section 7(e) of this Agreement) held by each holder of Rights.

      (c) In the event that there shall not be sufficient shares of Common Stock authorized but unissued to permit the exchange in full of such Rights in accordance with the provisions of this Section 24, the Company shall take all such action as may be necessary to authorize additional shares of Common Stock for issuance upon the exchange of the Rights. In the event that the Company shall, after a good faith effort, be unable to take all such action as may be necessary to authorize such additional shares of Common Stock, the Company shall substitute, for each share of Common Stock that would otherwise be issuable upon exchange of a Right, a number of shares of other equity securities or a fraction thereof such that the Current Market Price of one share of such other equity securities multiplied by such number or fraction is equal to the Current Market Price of one share of Common Stock as of the date of issuance of such shares of such other equity securities or fraction thereof, or take any such other action as may be permissible under paragraph 11(a)(iii) of this Agreement.

      (d) The Company shall not be required to issue fractions of shares of Common Stock or to distribute certificates that evidence fractional shares of Common Stock. In lieu of such fractional shares of Common Stock, there shall be paid to the registered holders of the Rights certificates with regard to which such fractional shares of Common Stock would otherwise be issuable, an amount in cash equal to the same fraction of the Current Market Price of a whole share of Common Stock.

25. Notice of Certain Events.

      (a) In case the Company shall propose, at any time after the Distribution Date, (i) to pay any dividend payable in stock of any class to the holders of Preferred Stock or to make any other distribution to the holders of Preferred Stock (other than a regular quarterly cash dividend out of earnings or retained earnings of the Company), or (ii) to offer to the holders of Preferred Stock rights or warrants to subscribe for or to purchase any additional shares of Preferred Stock or shares of stock of any class or any other securities, rights or options, or (iii) to effect any reclassification of its Preferred Stock (other than a reclassification involving only the subdivision of outstanding shares of Preferred Stock), or (iv) to effect any consolidation, statutory share exchange or merger into or with any other Person (other than a Subsidiary of the Company in a transaction which complies with Section 11(n) hereof), or to effect any sale or other transfer (or to permit one or more of its Subsidiaries to effect any sale or other transfer), in one transaction or a series of related transactions, of more than 50% of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any other Person or Persons (other than the Company and/or any of its Subsidiaries in one or more transactions each of which complies with Section 11(n) hereof), or (v) to effect the liquidation, dissolution or winding up of the Company, then, in each such case, the Company shall give to each holder of a Rights Certificate, to the extent feasible and in accordance with Section 26 hereof, a notice of such proposed action, which shall specify the record date for the purposes of such stock dividend, distribution of rights or warrants, or the date on which such reclassification, consolidation, statutory share exchange, merger, sale, transfer, liquidation, dissolution, or winding up is to take place and the date of participation therein by the holders of the shares of Preferred Stock, if any such date is to be fixed, and such notice shall be so given in the case of any action covered by clause (i) or (ii) above at least twenty (20) days prior to the record date for determining holders of the shares of Preferred Stock for purposes of such action, and in the case of any such other action, at least twenty (20) days prior to the date of the taking of such proposed action or the date of participation therein by the holders of the shares of Preferred Stock, whichever shall be the earlier.

      (b) Upon the occurrence of a Section 11(a)(ii) Event, (i) the Company shall, as soon as practicable thereafter, give to each holder of a Rights Certificate, to the extent feasible and in accordance with Section 26 hereof, a notice of the occurrence of such event, which shall specify the event and the consequences of the event to holders of Rights under Section 11(a)(ii) hereof, and (ii) all references in the preceding paragraph to Preferred Stock shall be deemed thereafter to refer to Common Stock and/or, if appropriate, other securities.

26. Notices. Notices or demands authorized by this Agreement to be given or made by the Rights Agent or by the holder of any Rights Certificate to or on the Company shall be sufficiently given or made if delivered by hand, sent by overnight courier or sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent) as follows:

               NexMed, Inc.
               350 Corporate Boulevard
               Robbinsville, New Jersey 08691
               Attention: Secretary

Subject to the provisions of Section 21, any notice or demand authorized by this Agreement to be given or made by the Company or by the holder of any Rights Certificate to or on the Rights Agent shall be sufficiently given or made if delivered by hand, sent by overnight courier or sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Company) as follows:

               Norwest Bank Minnesota, N.A.
               Norwest Shareowner Services
               161 North Concord Exchange
               South St. Paul, Minnesota 55075-0738
               Attention: Account Manager

Notices or demands authorized by this Agreement to be given or made by the Company or the Rights Agent to the holder of any Rights Certificate (or, if prior to the Distribution Date, to the holder of certificates representing shares of Common Stock) shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Company.

27. Supplements and Amendments. Prior to the Distribution Date, the Company and the Rights Agent shall, if the Company so directs, supplement or amend any provision of this Agreement without the approval of any holders of certificates representing shares of Common Stock. From and after the Distribution Date, the Company and the Rights Agent shall, if the Company so directs, supplement or amend this Agreement without the approval of any holders of

Rights Certificates in order (i) to cure any ambiguity, (ii) to correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein, (iii) to shorten or lengthen any time period hereunder, including the Final Expiration Date, (iv) to alter the Purchase Price if the Final Expiration Date is changed, or (v) to change or supplement the provisions hereunder in any manner which the Company may deem necessary or desirable and which shall not adversely affect the interests of the holders of Rights Certificates (other than an Acquiring Person or an Affiliate or Associate of any Acquiring Person); provided, however, this Agreement may not be supplemented or amended to lengthen, pursuant to clause (iii) of this sentence,
(A) a time period relating to when the Rights may be redeemed at such time as the Rights are not then redeemable, or (B) any other time period unless such lengthening of such other time period is for the purpose of protecting, enhancing or clarifying the rights of, and/or the benefits to, the holders of Rights. Upon the delivery of a certificate from an appropriate officer of the Company which states that the proposed supplement or amendment is in compliance with the terms of this Section 27, the Rights Agent shall execute such supplement or amendment. Prior to the Distribution Date, the interests of the holders of Rights shall be deemed coincident with the interests of the holders of Common Stock. Notwithstanding anything contained in this Agreement to the contrary, no supplement or amendment that changes the rights or duties of the Rights Agent under this Agreement shall be effective without the execution of such supplement or amendment by the Rights Agent.

28. Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

29. Determinations and Actions by the Board of Directors, etc.

      (a) For all purposes of this Agreement, any calculation of the number of shares of Common Stock outstanding at any particular time, including for purposes of determining the particular percentage of such outstanding shares of Common Stock of which any Person is the Beneficial Owner, shall be made in accordance with the last sentence of Rule 13d-3(d)(1)(i) of the General Rules and Regulations under the Exchange Act. The Board of Directors of the Company shall have the exclusive power and authority to administer this Agreement and to exercise all rights and powers specifically granted to the Board of Directors of the Company or to the Company, or as may be necessary or advisable in the administration of this Agreement, including, without limitation, the right and power to (i) interpret the provisions of this Agreement, and (ii) make all determinations deemed necessary or advisable for the administration of this Agreement (including, but not limited to, a determination to redeem or not redeem the Rights or to amend this Agreement). All such actions, calculations, interpretations and determinations (including, for purposes of clause (y) below, all omissions with respect to the foregoing) which are done or made by the Board of Directors of the Company in good faith, shall (x) be final, conclusive and binding on the Company, the Rights Agent, the holders of the Rights and all other parties, and (y) not subject the Board to any liability to the holders of the Rights.

      (b) For purposes of this Agreement, any determination to be made by the Board of Directors of the Company may be made by a duly constituted committee thereof if so authorized to act by the Board of Directors pursuant to the Company's Bylaws, and in such circumstances any reference to the Board of Directors herein shall be deemed to include a reference to such committee.

30. Benefits of this Agreement. Nothing in this Agreement shall be construed to give to any Person other than the Company, the Rights Agent and the registered holders of the Rights Certificates (and, prior to the Distribution Date, registered holders of the Common Stock) any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Rights Certificates (and, prior to the Distribution Date, registered holders of the Common Stock).

31. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated; provided, however, that notwithstanding anything in this Agreement to the contrary, if any such term, provision, covenant or restriction is held by such court or authority to be invalid, void or unenforceable and the Board of Directors of the Company determines in its good faith judgment that severing the invalid language from this Agreement would adversely affect the purpose or effect of this Agreement, the right of redemption set forth in Section 23 hereof shall be reinstated and shall not expire until the Close of Business on the tenth Business Day following the date of such determination by the Board of Directors of the Company.

32. Governing Law. This Agreement, each Right and each Rights Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Nevada and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts made and to be performed entirely within such State, except that Sections 18, 19, 20 and 21 relating to the rights, duties and obligations of the Rights Agent shall be governed by the laws of the State of New York without reference to the choice of law provisions thereof.

33. Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

34. Descriptive Headings. Descriptive headings of the several Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

                                    NEXMED, INC.

                                    By: /s/ Y. Joseph Mo
                                        ----------------------------------------
                                        Y. Joseph Mo
                                        President and Chief Executive Officer

                                    Attest:

                                    By: /s/ Vivian H. Liu
                                        ----------------------------------------
                                        Vivian H.  Liu
                                        Vice President, Chief Financial Officer
                                        and Secretary


                                    NORWEST BANK MINNESOTA, N.A.

                                    By: /s/ Suzanne M. Swits
                                        ----------------------------------------
                                        Name: Suzanne M. Swits
                                        Title: Vice President

                                    Attest:

                                    By: /s/ Kenneth P. Swanson
                                         ---------------------------------------
                                        Name:  Kenneth P. Swanson
                                        Title: Vice President

                                    EXHIBIT A

                          [Form of Rights Certificate]

Certificate No.  R- _____                                        ________ Rights

NOT EXERCISABLE AFTER April 3, 2010 OR EARLIER IF REDEEMED BY THE COMPANY. THE RIGHTS ARE SUBJECT TO REDEMPTION, AT THE OPTION OF THE COMPANY, AT $0.001 PER RIGHT ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT. UNDER CERTAIN CIRCUMSTANCES, RIGHTS BENEFICIALLY OWNED BY AN ACQUIRING PERSON (AS SUCH TERM IS DEFINED IN THE RIGHTS AGREEMENT) AND ANY SUBSEQUENT HOLDER OF SUCH RIGHTS MAY BECOME NULL AND VOID. [THE RIGHTS REPRESENTED BY THIS RIGHTS CERTIFICATE ARE OR WERE BENEFICIALLY OWNED BY A PERSON WHO WAS OR BECAME AN ACQUIRING PERSON OR AN AFFILIATE OR ASSOCIATE OF AN ACQUIRING PERSON (AS SUCH TERM IS DEFINED IN THE RIGHTS AGREEMENT). ACCORDINGLY, THIS RIGHTS CERTIFICATE AND THE RIGHTS REPRESENTED HEREBY MAY BECOME NULL AND VOID IN THE CIRCUMSTANCES SPECIFIED IN
SECTION 7(e) OF THE RIGHTS AGREEMENT.](1)

                               Rights Certificate

                                  NexMed, Inc.

      This certifies that _____________________________, or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Rights Agreement, dated as of April 3, 2000 (the "Rights Agreement"), between NexMed, Inc., a Nevada corporation (the "Company"), and Norwest Bank Minnesota, N.A. (the "Rights Agent"), to purchase from the Company at any time prior to 5:00 p.m., eastern standard time, on April 3, 2010 at the office or offices of the Rights Agent designated for such purpose, or its successors as Rights Agent, one one-hundredths of a fully paid, nonassessable share of Series A Junior Participating Preferred Stock (the "Preferred Stock") of the Company, at a purchase price of $100.00 per one one-hundredths of a share (the "Purchase Price"), upon presentation and surrender of this Rights Certificate with the Form of Election to Purchase and related Certificate duly executed. The Purchase Price may be paid in cash or by certified bank check or money order payable to the order of the Company. The number of Rights evidenced by this Rights Certificate (and the number of shares of Preferred Stock which may be purchased upon exercise hereof) set forth above, and the Purchase Price per share set forth above, are the number and Purchase Price as of ___________________, based on the Preferred Stock as constituted at such date.

----------
(1) The portion of the legend in brackets shall be inserted only if applicable and shall replace the immediately preceding sentence of the legend.

      Upon the occurrence of a Section 11(a)(ii) Event (as such term is defined in the Rights Agreement), if the Rights evidenced by this Rights Certificate are beneficially owned by (i) an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined in the Rights Agreement),
(ii) a transferee of any such Acquiring Person or an Associate or Affiliate of any such Acquiring Person, or (iii) under certain circumstances specified in the Rights Agreement, a transferee of a person who, after such transfer, became an Acquiring Person or an Affiliate or Associate of any such Acquiring Person, such Rights shall become null and void and no holder hereof shall have any right with respect to such Rights from and after the occurrence of such Section 11(a)(ii) Event.

      As provided in the Rights Agreement, the Purchase Price and the number and kind of shares of Preferred Stock or other securities which may be purchased upon the exercise of the Rights evidenced by this Rights Certificate are subject to modification and adjustment upon the happening of certain events, including Triggering Events (as such term is defined in the Rights Agreement).

      This Rights Certificate is subject to all of the terms, provisions, and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Rights Certificates, which limitations of rights include the temporary suspension of the exercisability of such Rights under the specific circumstances set forth in the Rights Agreement. Copies of the Rights Agreement are available upon written request to the Company.

      This Rights Certificate, with or without other Rights Certificates, upon surrender at the principal office or offices of the Rights Agent designated for such purpose, may be exchanged for another Rights Certificate or Rights Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of one one-hundredths of a share of Preferred Stock as the Rights evidenced by the Rights Certificate or Rights Certificates surrendered shall have entitled such holder to purchase. If this Rights Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Rights Certificate or Rights Certificates for the number of whole Rights not exercised.

      Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate may be redeemed by the Company at its option at a redemption price of $0.001 per Right at any time prior to the earliest of the Close of Business on (i) the tenth Business Day following the Stock Acquisition Date (as such time period may be extended pursuant to the Rights Agreement) or (ii) the Final Expiration Date. After the expiration of the redemption period referenced in clause (i) above, the Company's right of redemption may be reinstated if an Acquiring Person reduces his beneficial ownership to less than 15% (or, in the case of the Grandfathered Stockholder, 25% or less) of the outstanding shares of Common Stock in a transaction or series of transactions not involving the Company and there are no other Acquiring Persons.

      The Company may (but shall not be required to) issue fractional shares of Preferred Stock upon the exercise of any Right or Rights evidenced hereby (other than fractions which are integral multiples of one one-hundredth of a share of Preferred Stock, which may, at the election of the Company, be evidenced by depositary receipts), and in lieu thereof a cash payment may be made, as provided in the Rights Agreement.

      No holder of this Rights Certificate, as such, shall be entitled to vote or receive dividends or be deemed for any purpose the holder of shares of Preferred Stock or of any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting shareholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Rights Certificate shall have been exercised as provided in the Rights Agreement.

      This Rights Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

      WITNESS, the facsimile signature of the proper officers of the Company and its corporate seal.

Dated as of ____________

ATTEST:                                NEXMED, INC.

[Corporate Seal]

By _______________________________     By ______________________________________
   Vivian H. Liu                          Y. Joseph Mo
   Vice President, Chief Financial        Chairman of the Board of Directors,
   Officer Secretary                      President and Chief Executive Officer

Countersigned:

NORWEST BANK MINNESOTA, N.A.

By________________________________
     Authorized Signature

                  [Form of Reverse Side of Rights Certificate]

                               FORM OF ASSIGNMENT

                 [To be executed by the registered holder if such holder desires to transfer the Rights Certificate.]

FOR VALUE RECEIVED ____________________________________ hereby sells, assigns and transfers unto _____________________________________________________________
                  (Please print name and address of transferee)

______________________________________________________________________________
this Rights Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint ________________ Attorney, to transfer the within Rights Certificate on the books of the within-named Company, with full power of substitution.

Dated: _______________

                                      __________________________________________
                                      Signature

Signature Medallion Guaranteed:

                                   Certificate

      The undersigned hereby certifies by checking the appropriate boxes that:

      (1) this Rights Certificate [ ] is [ ] is not being sold, assigned and transferred by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such term is defined in the Rights Agreement); and

      (2) after due inquiry and to the best knowledge of the undersigned, it [ ] did [ ] did not acquire the Rights evidenced by this Rights Certificate from any Person who is, was or subsequently became an Acquiring Person or an Affiliate or Associate of any such Acquiring Person.

Dated: _________________

                                      __________________________________________
                                      Signature

Signature Medallion Guaranteed:

                                     NOTICE

      The signature to the foregoing Assignment and Certificate must correspond to the name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.

                          FORM OF ELECTION TO PURCHASE

             [To be executed by the registered holder if such holder desires to exercise Rights represented by the Rights Certificate.]

To: The Rights Agent

      The undersigned hereby irrevocably elects to exercise ______________ Rights represented by this Rights Certificate to purchase the shares of Preferred Stock issuable upon the exercise of the Rights (or such other securities of the Company or of any other Person which may be issuable upon the exercise of the Rights) and requests that certificates for such shares be issued in the name of and delivered to:
________________________________________________________________________________
                        (Please print name and address)
________________________________________________________________________________

Please insert social security or other identifying number: _______

      If such number of Rights shall not be all the Rights evidenced by this Rights Certificate, a new Rights Certificate for the balance of such Rights shall be registered in the name of and delivered to:
________________________________________________________________________________
                        (Please print name and address)
________________________________________________________________________________

Please insert social security or other identifying number: ___________________

Dated: _________________

                                      __________________________________________
                                      Signature

Signature Guaranteed:

                                   Certificate

      The undersigned hereby certifies by checking the appropriate boxes that:

      (1) the Rights evidenced by this Rights Certificate [ ] are [ ] are not being exercised by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such term is defined in the Rights Agreement);

      (2) after due inquiry and to the best knowledge of the undersigned, it [ ] did [ ] did not acquire the Rights evidenced by this Rights Certificate from any Person who is, was or became an Acquiring Person or an Affiliate or Associate of any such Acquiring Person.

Dated: ___________________

                                      __________________________________________
                                      Signature

Signature Medallion Guaranteed:

                                     NOTICE

      The signature to the foregoing Election to Purchase and Certificate must correspond to the name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.

                                    EXHIBIT B

                                Summary of Terms

Issuance: One Right to buy one one-hundredth of a share of a new series of preferred stock. The rights will be issued as a dividend on each outstanding share of Common Stock of the Company. Until the Rights become exercisable, all further issuances of Common Stock, including Common Stock issuable upon exercise of outstanding options or conversion of the Company's outstanding convertible preferred stock, would include issuances of Rights.

Term: Ten years.

Purchase price: An amount per one one-hundredth of a share of the preferred stock which approximates the Board's view of the long-term value of the Company's Common Stock. The purchase price is subject to certain anti-dilution adjustments.

Rights detach and become exercisable: The Rights are not exercisable and are not transferable apart from the Common Stock of the company until the tenth day after such time as a person or group acquires beneficial ownership of the Specified Percentage (i.e., 15% or 20%, as the case may be) or more of the Company's Common Stock or the tenth business day (or such later time as the Board of Directors may determine) after a person or group announces its intention to commence or commences a tender or exchange offer the consummation of which would result in beneficial ownership by a person or group of the specified Percentage or more of the company's Common Stock. As soon as practicable after the Rights become exercisable, separate Right Certificates would be issued and the Rights would become transferable apart from the Company's Common Stock.

Protection against creeping acquisition/open-market purchases: In the event a person or group were to acquire the Specified Percentage or more of the Common Stock, each Right then outstanding would "flip in" and become a right to buy that number of shares of Common Stock of the Company which at the time of such acquisition would have a market value of two times the purchase price of the Rights. The acquiror who triggered the Rights would be excluded from the "flip-in" because its rights become null and void upon the triggering acquisition.

Exchange: At any time after the acquisition by a person or group of the Specified Percentage or more of the Common Stock of the Company and before the acquisition by a person or group of 50% or more of the Common Stock of the Company, the Board of Directors may exchange the Rights (other than Rights owned by the Acquiring Person, which will have become void), in whole or in part, at an exchange ratio of one share of the Company's Common Stock (or one one-hundredth of a share of junior participating preferred stock) per Right, subject to adjustment.

Protection against squeezeout: If, after the Rights have become exercisable and an acquiring company has acquired beneficial ownership of the Specified Percentage or more of the Common Stock, the acquiring company were to merge or otherwise combine with the Company, or the Company were to sell 50% or more of its assets or earning power, each Right then outstanding would "flip over" and thereby would become a right to buy that number of shares of common stock of the acquiring company which at the time of such transaction would have a market value of two times the purchase price of the Rights.

Redemption: The rights are redeemable by the Board of Directors at a nominal price per Right (i.e., $0.001 per Right) at any time prior to the acquisition by a person or group of beneficial ownership of the Specified Percentage or more of the Company's Common Stock. The redemption of the Rights may be made effective at such time, on such basis and with such conditions as the Board of Directors in its sole discretion may establish. Thus, the Rights would not interfere with a negotiated merger or a white knight transaction even after a hostile tender offer has been commenced. However, the Rights may prevent a white knight transaction after someone has become an Acquiring Person.

Voting: The Rights would not have any voting rights.

Terms of preferred stock: The preferred stock issuable upon exercise of the rights would be non-redeemable and rank junior to all other series of the Company's preferred stock. The dividend, liquidation and the non-redemption features of the preferred stock are designed so that the value of the one one-hundredth interest in a share of new preferred stock purchasable with each Right will approximate the value of one share of Common Stock. Each whole share of preferred stock would be entitled to receive a quarterly preferential dividend of at least $1 per share, but would be entitled to receive, in the aggregate, a dividend of 100 times the dividend declared on the Common Stock. In the event of liquidation of the Company, the holders of the new preferred stock would be entitled to receive a preferential liquidation payment of at least $100 per share, but would be entitled to receive, in the aggregate, a liquidation payment equal to 100 times the payment made per share of Common Stock. Each share of preferred stock would have one vote, generally voting together as a single class with the Common Stock. Finally, in the event of any merger, consolidation or other transaction in which shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or other property, each share of preferred stock would be entitled to receive 100 times the amount received per share of Common Stock. The foregoing rights are protected against dilution in the event additional shares of Common Stock are issued.

Miscellaneous: The Rights Plan provides that the Company may not enter into any transaction of the sort which would give rise to the "flip-over" right if in connection therewith there are outstanding securities or there are agreements or arrangements intended to counteract the protective provisions of the Rights. The Rights Plan may be amended from time to time in any manner prior to someone becoming an Acquiring Person.

                                    EXHIBIT C

                          CERTIFICATE OF DESIGNATION OF
                SERIES A JUNIOR PARTICIPATING PREFERRED STOCK OF
                                  NEXMED, INC.

      NexMed, Inc. (the "Corporation"), a corporation organized and existing under the laws of the State of Nevada, pursuant to the authority contained in Article Fifth of the Corporation's Amended and Restated Articles of Incorporation (the "Articles of Incorporation") and in accordance with Section
78.1955 of the Nevada Revised Statutes (the "NRS"), hereby certifies the following:

      The Board of Directors of the Corporation (the "Board of Directors"), pursuant to the authority expressly vested in it as aforesaid, has adopted the following resolution on April 3, 2000:

            RESOLVED, that one million (1,000,000) of the ten million (10,000,000) authorized shares of preferred stock, $.001 par value per share, of the Corporation ("Preferred Stock") shall be designated and authorized for issuance as "Series A Junior Participating Preferred Stock," $.001 par value per share, and shall possess the rights, powers, preferences, privileges and limitations set forth as follows:

            Section 1. Dividends and Distributions.

            (i) Subject to the prior and superior rights of the holders of any shares of any series of Preferred Stock ranking prior and superior to the shares of Series A Junior Participating Preferred Stock with respect to dividends or other distributions, the holders of shares of Series A Junior Participating Preferred Stock, in preference to the holders of common stock, $.001 par value per share, of the Corporation ("Common Stock") and of any other junior stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available therefor, quarterly dividends payable in cash on the [fifteenth day of January, April, July and October] in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Junior Participating Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (x) $1.00 or (y) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Junior Participating Preferred Stock. In the event the Corporation shall (A) declare any dividend on Common Stock payable in shares of Common Stock, (B) subdivide the outstanding Common Stock, or (C) combine or consolidate the outstanding shares of Common Stock into a smaller number of shares, then in each such case the amount to which holders of shares of Series A Junior Participating

      Preferred Stock were entitled immediately prior to such event under clause
      (y) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

            (ii) The Corporation shall declare a dividend or distribution on the Series A Junior Participating Preferred Stock as provided in subparagraph
      (i) above immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, subject to the requirements of applicable law and the Articles of Incorporation, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $1.00 per share on the Series A Junior Participating Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

            (iii) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Junior Participating Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series A Junior Participating Preferred Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Junior Participating Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Junior Participating Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Junior Participating Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 60 days prior to the date fixed for the payment thereof.

            Section 2. Voting Rights. The holders of shares of Series A Junior Participating Preferred Stock shall have the following voting rights:

            (i) Subject to the provision for adjustment hereinafter set forth, each share of Series A Junior Participating Preferred Stock shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the shareholders of the Corporation. In the event the Corporation shall at any time (A) declare any dividend on Common Stock payable in shares of Common Stock, (B) subdivide the outstanding Common Stock, or (C) combine or consolidate the outstanding Common Stock into a smaller number of shares, then in each such case the number of votes per share to which holders of shares of Series A Junior Participating Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

            (ii) Except as otherwise provided herein, in any other Certificate of Designation creating a series of preferred stock or any similar stock, in the Articles of Incorporation or by law, the holders of shares of Series A Junior Participating Preferred Stock and the holders of shares of Common Stock and any other capital stock of the Corporation having general voting rights shall vote together as one class on all matters submitted to a vote of shareholders of the Corporation.

            (iii) Except as set forth herein or as otherwise required by law, holders of Series A Junior Participating Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) to take any corporate action.

            Section 3. Certain Restrictions.

            (i) Whenever quarterly dividends or other dividends or distributions payable on the Series A Junior Participating Preferred Stock as provided in Section 1 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Junior Participating Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

                  (A) declare or pay dividends on, redeem or purchase or otherwise acquire for consideration, or make any other distributions on any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Junior Participating Preferred Stock;

                  (B) declare or pay dividends on, redeem or purchase or otherwise acquire for consideration, or make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Junior Participating Preferred Stock, provided that there may be declared and paid ratably dividends on the Series A Junior Participating Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled; and, provided further, that the Corporation may at any time redeem or purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Junior Participating Preferred Stock; or

                  (C) redeem or purchase or otherwise acquire for consideration any shares of Series A Junior Participating Preferred Stock, or redeem or purchase or otherwise acquire any shares of stock ranking on a parity with the Series A Junior Participating Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective Series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

            (ii) The Corporation shall not permit any subsidiary of the Corporation (for the account of such subsidiary) to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under subparagraph (i) of this Section 3, purchase or otherwise acquire such shares at such time and in such manner.

            (iii) No dividend shall be declared and paid, or set apart for payment on, any share of the Series A Junior Participating Preferred Stock or any share of any other series of Preferred Stock or any share of any class of stock, or series thereof, ranking on a parity with the Series A Junior Participating Preferred Stock as to dividends, for any dividend period unless at the same time a like proportionate dividend for the same dividend period, ratably in proportion to the respective dividends applicable thereto, shall be declared and paid, or set apart for payment on, all shares of the Series A Junior Participating Preferred Stock and all shares of all other series of Preferred Stock and all shares of any class, or series thereof, ranking on a parity with the Series A Junior Participating Preferred Stock as to dividends, then issued and outstanding and entitled to receive dividends.

            Section 4. Reacquired Shares. Any shares of Series A Junior Participating Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock, subject to the conditions and restrictions on issuance set forth herein or in the Articles of Incorporation, or as otherwise required by law.

            Section 5.  Liquidation, Dissolution or Winding Up.

            (i) Upon any liquidation (voluntary or otherwise), dissolution or winding up of the Corporation, no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Junior Participating Preferred Stock unless, prior thereto, the holders of shares of Series A Junior Participating Preferred Stock shall have received $100 per share, plus an amount equal to all accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment (the "Series A Liquidation Preference"). Following the payment of the full amount of the Series A Liquidation Preference, no additional distributions shall be made to the holders of shares of Series A Junior Participating Preferred Stock unless, prior thereto, the holders of shares of Common Stock shall have received an amount per share (the "Common Adjustment") equal to the quotient obtained by dividing (A) the Series A Liquidation Preference by (B) 100 (as appropriately adjusted as set forth in subparagraph (iii) below to reflect such events as stock splits, stock dividends and recapitalizations with respect to the Common Stock) (such number in clause (B), the "Adjustment Number"). Following the payment of the full amount of the Series A Liquidation Preference and the Common Adjustment in respect of all outstanding shares of Series A Junior Participating Preferred Stock and Common Stock, respectively, holders of Series A Junior Participating Preferred Stock and holders of shares of Common Stock shall receive their ratable and proportionate share of the remaining assets to be distributed in the ratio of the Adjustment Number to one (1) with respect to such Series A Junior Participating Preferred Stock and Common Stock, on a per share basis, respectively.

            (ii) In the event, however, that there are not sufficient assets available to permit payment in full of the Series A Liquidation Preference and the liquidation preferences of all other series of Preferred Stock, if any, which rank on a parity with the Series A Junior Participating Preferred Stock, then such remaining assets shall be distributed ratably to the holders of the Series A Junior Participating Preferred Stock and such parity shares in proportion to their respective liquidation preferences. In the event that there are not sufficient assets available to permit payment in full of the Common Adjustment, then such remaining assets shall be distributed ratably to the holders of Common Stock.

            (iii) In the event the Corporation shall at any time (A) declare any dividend on Common Stock payable in shares of Common Stock, (B) subdivide the outstanding Common Stock, or (C) combine the outstanding Common Stock into a smaller number of shares, then in each such case the Adjustment Number in effect immediately prior to such event shall be adjusted by multiplying such Adjustment Number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

            (iv) Neither the sale, lease or conveyance of all or substantially all of the property or business of the Corporation, nor the merger, consolidation or statutory share exchange of the Corporation into or with any other corporation or the merger, consolidation or statutory share exchange of any other corporation into or with the Corporation, shall be deemed to be a liquidation, dissolution or winding-up, voluntary or involuntary, for the purposes of this Section 5.

            Section 6. Statutory Share Exchange, Merger, Consolidation, Etc. In case the Corporation shall enter into any statutory share exchange, merger, consolidation, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of Series A Junior Participating Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time on or after the Rights Declaration Date (A) declare any dividend on Common Stock payable in shares of Common Stock, (B) subdivide the outstanding Common Stock, or (C) combine or consolidate the outstanding Common Stock into a smaller number of shares, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Junior Participating Preferred Stock shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

            Section 7. No Redemption. The shares of Series A Junior Participating Preferred Stock shall not be redeemable.

            Section 8. Ranking. The Series A Junior Participating Preferred Stock shall rank junior to all other series of Preferred Stock as to the payment of dividends and other distributions and the distribution of assets, unless the terms of any such series shall provide otherwise.

            Section 9. Amendment. Neither the Articles of Incorporation nor this Certificate of Designation shall be amended in any manner which would materially alter or change the powers, preferences, privileges or special rights of the Series A Junior Participating Preferred Stock so as to affect any stockholder holding such stock adversely without the affirmative vote of the holders of at least two-thirds of the outstanding shares of the Series A Junior Participating Preferred Stock voting together as a single class. No approval of any class or any series of stock of the Corporation, which, before amendment, is senior to the Series A Junior Participating Preferred Stock as to the payment of distributions upon dissolution of the Corporation (regardless of any limitations or restrictions on the voting power of that class or series) shall be required for any amendment to this Certificate of Designation.

            Section 10. Fractional Shares. Series A Junior Participating Preferred Stock may be issued in fractions of a share (which shall be integral multiples of one one-hundredth of a share of Series A Junior Participating Preferred Stock), which shall entitle the holder, in proportion to such holder's fractional shares, to exercise the voting rights, receive the dividends or other distributions, participate in distributions and to have the benefit of all other rights of holders of Series A Junior Participating Preferred Stock set forth herein.

            The foregoing was duly adopted by the Board of Directors on April 3, 2000, pursuant to the provisions of the NRS.

      IN WITNESS WHEREOF, the Corporation has caused this Certificate of Designation to be signed as of April 3, 2000.

                                          NEXMED, INC.


                                          By:___________________________________
                                               Vivian H.  Liu
                                               Vice President and Secretary

                                 ACKNOWLEDGMENT

State of          )
                  ) ss.
County of         )

      On this ___ day of April, 2000, before me, the undersigned Notary Public, duly commissioned and sworn, personally appeared _________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the Vice President of NexMed, Inc., a Nevada corporation ("NexMed") and known to me to be the person who executed the within instrument on behalf of NexMed.

      IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate above written.

                              (Notary Public in and for the aforesaid
                              County and State)

[SEAL]                        My commission expires on:_______